Exhibit 99.1

UNITED STATES DISTRICT COURT FOR THE
EASTERN DISTRICT OF MICHIGAN
SOUTHERN DIVISOIN

STRATEGIC TURNAROUND EQUITY PARTNERS, L.P. (CAYMAN),

Plaintiff,

-vs-

JOHN FIFE, UNITED AMERICAN HEALTHCARE CORPORATION, THOMAS GOSS, ST. GEORGE INVESTMENTS, LLC., FIFE TRADING, INC., ILIAD RESEARCH AND TRADING, L.P., and ILIAD MANAGEMENT, LLC.,

Defendants.

COMPLAINT

Plaintiff Strategic Turnaround Equity Partners, L.P. (“STEP”), by its undersigned attorneys, for its Complaint against defendants United American Healthcare Corporation, Thomas Goss, St. George Investments, LLC., John Fife, Fife Trading, Inc., Iliad Research and Trading, L.P., and Iliad Management, LLC., alleges on knowledge as to its own actions and otherwise on information and belief as follows:

Nature of Action

1. Plaintiff has owned shares of defendant United American Healthcare Corporation (“UAHC” or the “Company”) since 2005 and recently nominated three candidates for election to UAHC’s seven person Board of Directors.  For the past three years, UAHC’s business has been in severe decline, with profits turning to losses, while revenue and share price have plummeted.  Recognizing that UAHC’s shareholders will vote for new leadership, UAHC’s incumbent Board has resorted to extraordinary and unlawful tactics.

2. First, UAHC’s incumbent directors delayed the Company’s 2009 Annual Meeting to April 23, 2010, almost 18 months after the 2008 Annual Meeting.  While shareholders were denied the ability to vote, defendant John Fife rapidly accumulated approximately 23% of UAHC’s shares.  As his share position increased, defendant Fife engaged in regular discussions with UAHC’s incumbent directors about possible “collaboration.”  Defendant Fife has a checkered past, including a recent judgment for securities fraud obtained by the Securities and Exchange Commission (“SEC”).
3. On March 19, 2010, UAHC at last disclosed its “collaboration” with defendant Fife — a Voting and Standstill Agreement in which Fife grants to UAHC’s incumbent Board an irrevocable proxy to vote his key block of shares at the Annual Meeting.  The proxy was purchased with shareholder funds, through a “put” that obligates UAHC to buy the Fife block at $1.25 per share, 18% higher than the closing price on March 19, 2009 ($1.06).  The Restated Articles of Incorporation of UAHC, however, include extensive protections for shareholders from abusive acts by control shareholders such as Fife and from directors anxious to use shareholder funds to ward off efforts to change corporate governance.  These protections include an anti-greenmail provision, an article prohibiting certain “business combinations” with “interested shareholders” (such as Fife), and a provision barring voting by “control shares,” such as the Fife block.  The UAHC/Fife Voting Agreement violates each of these provisions, as well as Article 7A of Michigan’s Business Corporation Act, § 450.1780.  To make matters worse, UAHC and its Chairman, defendant Goss, are now soliciting shareholder support with proxy material that is false and misleading.  Injunctive relief is urgently required to assure that UAHC’s belated 2009 Annual Meeting is conducted on a level playing field, in conformance with the federal and Michigan law and with UAHC’s own Restated Articles of Incorporation.

Jurisdiction and Venue

4. This Court has jurisdiction and venue is proper in this District pursuant to Section 27 of the Securities Exchange Act of 1934, as amended (“the Exchange Act”), 15 U.S.C. § 78aa, federal question jurisdiction, 28 U.S.C. § 1331, 28 U.S.C. § 1332(a)(3), and 28 U.S.C. § 1391 (b)(2).  Section 27 of the Exchange Act, 15 U.S.C. § 78aa, confers exclusive jurisdiction upon the federal courts for “all suits in equity and actions at law” to enforce any liability or duty under the Exchange Act.  Section 27 further provides that any such suit or action may be brought in any district in which “any act or transaction constituting the violation occurred.”  The acts and transactions constituting the violations alleged herein have taken place in this District, by virtue of UAHC’s office here, and Defendants’ contacts with UAHC.  The Court also has jurisdiction pursuant to 28 U.S.C. § 1332, as there is complete diversity of citizenship between the parties and the amount in controversy exceeds $75,000, exclusive of interest and costs.

The Parties

5. Plaintiff Strategic Turnaround Equity Partners, L.P. (Cayman) (“STEP”) is a limited partnership organized under the laws of the Cayman Islands.  Its general partner is Galloway Capital Management, LLC.  Plaintiff is an investment fund that has held shares in UAHC since 2005.  STEP filed its initial Schedule 13D under the Exchange Act, disclosing its beneficial ownership of more than five percent of UAHC’s shares on June 15, 2007.
6. Defendant United American Healthcare Corporation (“UAHC” or the “Company”) is a Michigan corporation with its headquarters in Detroit, Michigan.  UAHC’s shares are registered under Section 12 of the Exchange Act, and its shares are traded on the NASDAQ capital markets exchange under the symbol “UAHC.”  The Company was formerly engaged in managed healthcare.  For the past two years, its business operations have been winding down.

7. Defendant Thomas Goss is a resident of Michigan and Chairman of the Board of UAHC.  Mr. Goss has served as Chairman since November 2008, and a director since 2000.
8. Defendant John Fife is an Illinois resident.  Mr. Fife and his affiliated companies are referred to as the “Fife Group.”  Through his companies, Mr. Fife owns and controls the largest block of UAHC common stock.  In 2007, the SEC brought an action against Mr. Fife alleging that he had engaged in a securities fraud.  Later that year, he consented to a judgment in favor of the SEC in the amount of $534,382.
9. Defendant St. George Investments, LLC (“St. George”) is an Illinois limited liability company owned, directly or indirectly, by defendant John Fife.
10. Defendant Fife Trading, Inc. is an Illinois corporation owned and managed by defendant John Fife, with its principal place of business in Chicago, Illinois.
11. Defendant Iliad Research and Trading, L.P. is a Delaware limited partnership owned, directly or indirectly, by defendant John Fife.
12. Defendant Iliad Management, LLC. is a Delaware limited liability company owned, directly or indirectly, by defendant John Fife.

UAHC’s Declining Business

13. In December 2006, UAHC common stock closed at $9.05 per share.  Two years later, when UAHC held its 2008 Annual Meeting on November 7, 2008, UAHC common stock had plummeted to $1.90 per share, a staggering decline in just two years.  On April 22, 2008, UAHC announced that it had lost its major healthcare contract.  Its share price declined 50% on the day of the announcement alone.  As its business has unwound, UAHC’s revenue has dried up.  For the quarter ending December 31, 2007, UAHC had $7,048,000 in revenue.  For the same three months in 2009, it posted a mere $1,701,000 in revenue.  For the fiscal year ending June 30, 2009, the Company reported a net loss of $8.7 million on revenue of $16.6 million.

14. As the Company has floundered, its Board, lead by defendant Goss, has lavished senior management and themselves with benefits, all for no ostensible business purpose.  As of June 30, 2008, UAHC had approximately $27 million in cash and marketable securities.  Since then the Board has made virtually no effort to conserve these resources.  In fact, the Company:
•	Rents 3,800 sq ft. of art-adorned luxury office space in Detroit for only 4 employees
•	Pays its CEO over $470,000 in compensation even though he has very few employees and virtually no business to run
•
Paid members of the Board annual cash retainers and cash meeting fees of $383,500 ($224,000, or 58% of which was paid to the current Board nominees) as well as stock options for a total Board compensation of over $600,000 in Fiscal 2009.

•	In Fiscal 2009, defendant Goss received almost $140,000 of total compensation or almost 23% of the Board’s total compensation.

Plaintiff’s Challenge to the Incumbent Board

15. Defendant UAHC has a staggered board with seven members, each serving a three-year term.  On September 15, 2008, plaintiff STEP provided notice to UAHC that it was contemplating a proxy contest for the sole Board seat available at the 2008 Annual Meeting.  The Board of UAHC agreed to accept STEP’s candidate for election that year.  Before STEP’s nominee joined the Board, however, UAHC’s directors approved “retention packages” for senior management, guaranteeing hefty bonuses if they stayed with UAHC, or if a new Board terminated their services.  These retention packages represented perhaps the most flagrant act of corporate waste by the Board.  Throughout 2009, STEP’s nominee, Mr. Bruce Galloway, urged defendant Goss and other Board members to cut costs and run the Company for the benefit of its shareholders, not those on the corporate payroll.  Mr. Galloway’s proposals fell on deaf ears.

16. On July 28, 2009, plaintiff STEP announced that it would nominate three candidates for election to the Board of UAHC, including a challenge for the seat held by defendant Goss.  This nomination was timed to meet the advance notice requirements for the 2009 Annual Meeting, which should have occurred twelve months after the last meeting, i.e., in November 2009.  On September 11, 2009, plaintiff also filed its preliminary proxy material with the SEC.  UAHC’s Board, however, refused to schedule the Company’s Annual Meeting in November, breaking with a decade long practice.  The Board’s delay was timed to provide an opportunity for defendant Fife.
The Emergence of the Fife Group as a Control Shareholder

17. On November 24, 2009, defendant Fife and his companies filed their initial Schedule 13D with the SEC, disclosing their collective ownership of 838,833 shares of UAHC common stock, representing approximately 10.31% of the issued and outstanding shares.  According to the initial filing, the Fife Group began to purchase shares on October 1, 2009.  The trading data on their Schedule 13D disclosed that on October 20, 2009, the Fife Group acquired 3% of UAHC’s common stock and became subject to the anti-greenmail provisions in UAHC’s Restated Articles of Incorporation (the “Restated Articles”), namely Article XV.  On November 17, 2009, the Fife Group acquired 10% of UAHC’s common stock and became an “Interested Shareholder” under Article XVI of the Restated Articles and under Article 7A of the Business Corporation Act, Section 450.1780.  The Restated Articles are annexed as Exhibit A.
18. In the weeks after filing the Schedule 13D, Mr. Fife began a dialogue with UAHC’s CEO, Williams Brooks and its Chairman, defendant Goss.  Defendant UAHC’s proxy materials disclose that Mr. Fife and “representatives” of UAHC discussed “various proposals for collaboration” throughout January, February and March 2010.  Upon information and belief, defendant Goss was the key player in these talks from UAHC.

19. As the parties’ discussions progressed, defendant Fife and his companies continued to purchase UAHC shares at a rapid pace.  By January 15, 2010, their collective ownership had swelled to 1,499,139 shares, representing approximately 18.4% of the issued and outstanding stock.  On January 28, 2010, the Fife Group’s acquisitions totaled 20% of UAHC’s common stock.  Their holdings thus became “Control Shares” within the meaning of Article XIX of the Restated Articles; all shares acquired 90 days earlier (between October 29, 2009 and January 27, 2010), and those later acquired, constitute a “Control Share Acquisition” under Article XIX of the Restated Articles.  Defendant Fife’s acquisition binge concluded on February 8, 2010, by which time he had amassed 23.1% of UAHC voting stock or approximately 1.88 million shares.  Of those shares, at least 1,570,935 shares are part of a “Control Share Acquisition,” and by virtue of Article XIX of the Restated Articles, ineligible to vote on corporate matters.  Defendants, however, have decided to run roughshod over UAHC’s Restated Articles.
20. Throughout his rapid accumulation of a control block, defendant Fife engaged in repeated violations of the federal securities laws.  SEC regulations require prompt amendment each time a Schedule 13D filer sells or purchases an additional one percent of the Company’s voting stock (17 C.F.R. § 240.13d-2(a)).  The Fife Group regularly tripped this limit without filing any amendments.  As a 10% shareholder, Fife was also obligated to file a Form 3 pursuant to Section 16(a) of the Exchange Act of 1934, 15 U.S.C. § 78p(a), by November 19, 2009 and then update his filing with each share purchase.  Fife ignored his legal obligation to make these critical filings until March 22, 2010, when he and his affiliated companies at last filed their initial Form 3.  His repeated failure to make timely filings concealed his purchases from the market in brazen violation of the law.

21. Defendant Fife’s illegal conduct continues a pattern of securities law violations.  In January 2007, the SEC filed a Complaint in the United States District Court for the Northern District of Illinois against defendant Fife alleging that he had engaged in a securities fraud in violation of Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder.  On August 9, 2007, the Court entered judgment in favor of the SEC on its securities fraud claim and directed Fife to pay $534,882 in disgorged profits and fines.  As set forth below, Fife’s disregard for the federal securities laws is ongoing.

UAHC’s Vote Buying Agreement with the Fife Group

22. On January 12, 2010, UAHC announced at last that its 2009 Annual Meeting would be held April 23, 2010, with a record date of February 22, 2010.  Chairman Goss promptly went to work to conclude a deal to squelch STEP’s opposition slate.  On March 19, 2010, UAHC announced that it had entered into a Voting and Standstill Agreement (the “Voting Agreement”), annexed as Exhibit B, with defendant St. George, a Fife-controlled entity that was formed to hold the Fife Group’s UAHC shares.  The core of the deal is simple:  Use UAHC’s funds, namely shareholder money, to buy the Fife Group’s vote.  The Fife Group had a simple goal too, use its power as a control shareholder to extract benefits from UAHC, regardless of the rights of other shareholders.  The Voting Agreement is a classic contract between a control shareholder and incumbent directors, in which the control shareholder extracts lucrative benefits at the expense of other shareholders.  In return, the incumbents obtain job security, paid for with shareholder funds.  It is a remarkable document by any standard of corporate governance.
23. On March 19, 2009, the Fife Group assigned all of its shares to another Fife entity, defendant St. George Investments, LLC (“St. George”).  Defendant St. George thus acquired Control Shares in a Control Share Acquisition, within the meaning of Article XIX of the Restated Articles.

24. In Sections 3.1 and 3.2, defendant St. George agrees to vote the Fife Group shares “with respect to any matter coming before the shareholders for a vote as recommended by a majority of the Board.”  (Ex. B § 3.1)  St. George also grants to the secretary of UAHC an irrevocable proxy for these shares.  As a result, UAHC’s Chairman and his board allies may now vote the Company’s largest block of common stock for their own re-election, or alternatively to approve any deal that the Board proposes.  Given the size of the Fife Group share block, this proxy could determine the outcome of any matter calling for shareholder action.
25. To achieve these results, Chairman Goss and his allies on the UAHC Board simply used shareholder funds to buy the Fife Group vote.  Here is how the Fife Group gets paid.  First, UAHC has agreed to give the Fife Group the right to “put the Shares” that it owns — approximately 1.9 million shares representing 23% of UAHC’s common stock — to UAHC at $1.25 per share at any time between October 1, 2011 and March 31, 2012.  (Ex. B § 5.1)  The Fife Group may also acquire up to 35% of UAHC’s outstanding shares, or approximately 1 million more shares, which may be sold to UAHC at the same price.  In other words, the Fife Group may continue to purchase shares in the open market and obtain a guaranteed profit when it “puts” them to UAHC.  The publicly available data confirms that the average purchase price for the Fife Group’s current holdings is approximately $1.00 per share.  The put, as now constituted, guarantees defendant Fife a hefty profit.
26. The Voting Agreement also contains a call provision for UAHC that is coercive in nature.  From the date of signing through June 30, 2011, UAHC may exercise the call at $1.13 per share, buying the Fife Group shares at this price.  (Ex. B § 6.1)  Between July 1 and September 30, 2011, the call price increases to $1.25 per share, the same as the put price.  As a practical matter, UAHC will be under economic pressure to exercise the call before June 30, 2011, if only to avoid paying more when the put comes due.

27. The Voting Agreement does more than guarantee defendant Fife a profit.  It also insulates him from market risk.  On the day that the UAHC Board approved the deal (March 19, 2010), UAHC shares closed at $1.06.  While UAHC’s other shareholders will suffer if UAHC’s share price continues to drop in the wake of the Board’s wasteful regime, these losses will not affect the Fife Group.  They have a guaranteed buyer at $1.25 per share.  In fact, Mr. Fife may profit from a price decline, since he can purchase additional shares and resell them to UAHC for $1.25 per share in the near future.  Moreover, UAHC shares trade with little or irregular volume.  According to Yahoo Finance, average daily volume for the past 3 months has been a mere 37,858 shares.  It would take months for the Fife Group to sell its shares in the open market.
28. The Voting Agreement contains other harmful provisions that, on their face, exist solely to benefit existing management.  In Section 8.1, UAHC may exercise a “Preferred Call” to obtain $600,000 from the Fife Group and in exchange issue preferred stock convertible into common stock.  The Certificate of Designation for the preferred stock gives the Fife Group veto power over a series of significant corporate actions, thus ousting common stockholders from control over the fate of UAHC on these matters.  (Ex. B at pp. A-2, A-3)  Just as important, the “Preferred Call” empowers the Board to place additional shares in the hands of defendant Fife, which can be converted into common stock and then voted at management’s discretion.  A review of UAHC’s financial statement indicates that it has no need to obtain cash, much less a minimal amount like $600,000.  According to its most recent SEC filing, UAHC had $13.1 million in cash and marketable securities, representing more than 80% of total assets.  Even if UAHC did need cash, it could surely borrow without harming the rights of shareholders.

29. As set forth below, the Voting Agreement violates UAHC’s Restated Articles and Michigan law.  Among other things, UAHC will be:  (i) voting a Control Share Acquisition in violation of Article XIX, (ii) buying shares in a greenmail transaction in violation of Article XV, and (iii) engaging in a “business combination” in violation of Article XIX and Article 7A of the Business Corporation Act, § 450.1780.  UAHC’s proxy materials also violate federal law.

UAHC’s 2009 Annual Meeting (to be Held April 2010)

30. As a public company, UAHC’s shares are subject to extensive regulation.  Congress and the SEC have designed a regulatory structure governing proxy solicitations, which is designed to ensure that proxy contests be held in a fair and orderly manner, so that stockholders may make an informed decision as to how they will vote their shares.  Section 14(a) of the Exchange Act, 15 U.S.C. § 78n(a) provides that it shall be unlawful for any person to solicit proxies in contravention of the rules and regulations prohibited by the SEC.
31. Any person who wishes to conduct a proxy solicitation for shareholder votes must therefore comply with the disclosure requirements mandated by the SEC in its Rules 14a-1 through 14a-15, 17 C.F.R. §§ 240.14a-1 to 14a-15.  These requirements protect the interests of shareholders by assuring full and accurate disclosure of material facts regarding the proposals for shareholder vote.  To comply with these rules, among other things, all proxy solicitation materials must be filed with the SEC and must comply with the Exchange Act’s anti-fraud provisions, 15 U.S.C. § 78n(a) and Rule 14a-9, 17 C.F.R. § 240.14a-9

Defendants’ Unlawful Filings and Solicitation

32. On March 22, 2010, defendant UAHC filed its preliminary proxy material with the SEC (the “UAHC Proxy”).  Under SEC regulations, defendant UAHC and its Chairman, defendant Goss, will soon be permitted to disseminate the UAHC Proxy.  The document is now available for UAHC shareholders to review at www.SEC.gov.  The UAHC Proxy is replete with misleading statements and material omissions.  Among other things, the UAHC Proxy fails to disclose that defendant Fife is a “participant” in the UAHC solicitation, within the meaning of SEC regulations.  As a “participant,” defendants UAHC and Fife are obligated to make a host of material disclosures, none of which appear in the UAHC Proxy.  More important, if defendant Fife were disclosed as a participant, shareholders would have full knowledge of his checkered past, including a recent judgment for securities fraud obtained by the SEC.
33. The UAHC Proxy also contains a misleading description of the Voting Agreement between UAHC and the Fife Group.  For example, the UAHC Proxy states the put and call provisions will result in sales at “market price.”  The term itself is deceptive, since the price is not “market price.”  Significantly, the UAHC Proxy does not disclose that the put price is $1.25 per share, that the call price is $1.13 per share, and that both of these prices are at substantial premiums to the closing price on March 19, 2006, the date on which the Voting Agreement was signed.  The UAHC Proxy also does not disclose that the alleged “market price” is a manipulated figure, obtained by applying a full day’s volume to the closing price over an artificial thirty-day period ending March 16, 2010.  This thirty-day period was chosen because it includes several days with large volumes at a closing price of $1.40 per share.  If the same thirty-day period were used through March 19, 2010, the putative “market price” would be dramatically lower, approximately $1.06 per share.

34. The UAHC Proxy also fails to apprise shareholders of the highly material impact that the Voting Agreement will have upon UAHC’s finances.  For example, under the Voting Agreement, defendant Fife may acquire up to 35% of UAHC common stock, and also receive more shares through the “Preferred Call.”  The tender of all of these shares under a put would cost UAHC at least $3.57 million, representing more than 30% of its available cash, as of December 31, 2009.
35. The UAHC Proxy also contains a misleading description of the “Preferred Call” under which UAHC may obtain $600,000 from defendant Fife and his companies in exchange for preferred shares.  Defendants suggest that this transaction provides a benefit to the Company.  In fact, UAHC has no need for cash and UAHC’s Board made no effort to explore other means of raising these funds.
36. The UAHC Proxy also touts the fact that when its shares trade at $2.21 per share on a sustained basis, the put and call will end.  These numbers are highly misleading.  They were plucked from thin air by the Board in order to create the illusion that the put and call might, on some circumstances, disappear.  In fact, UAHC has no business plan under which its shares might increase in value.  There is no realistic possibility that UAHC stock will double from the price level on March 19, 2010, when the Voting Agreement was signed.
37. The UAHC Proxy also states that Mr. Fife will be available to assist the Company “in identifying merger and acquisition opportunities without requiring any finders or similar fees.”  The UAHC Proxy further  advises that “Mr. Fife and its affiliates have significant experience with mergers and equity and debt investments in public and private companies.”  The UAHC Proxy, however, fails to advise UAHC shareholders that Mr. Fife is subject to an SEC order barring him from associating with any investment advisor as well as an SEC judgment restraining from participating in any form of securities fraud.  These highly material facts are necessary to appreciate that the services from the Fife Group are illusory.

38. The UAHC Proxy does not disclose that the sole purpose behind the Voting Agreement is to obtain control over the key block of shares owned by the Fife Group.
39. Last, the UAHC Proxy also fails to disclose that, under the Restated Articles of UAHC, the Voting Agreement requires shareholder approval to implement all of its material terms.  As set forth in detail below, the put and call are prohibited under the “anti-greenmail” provisions in the Restated Articles, the put and call as well as the “Preferred Call” also constitute a “business combination” requiring shareholder approval; and the “control share acquisition” held by the Fife Group cannot be voted at all, absent shareholder approval.  These highly material facts are no where disclosed in the UAHC Proxy.

First Claim for Relief
(Violations of Section 14(a) of the Exchange Act and the Rules Thereunder)

40. Plaintiff repeats the allegation of paragraphs 1 through 39.
41. Congress and the SEC have designed an extensive regulatory structure governing proxy solicitations, which is designed to ensure that proxy contests be held in a fair and orderly manner so that stockholders may make an informed decision as to how they will vote their shares.  Section 14(a) of the Exchange Act provides that it shall be unlawful for any person to solicit proxies in contravention of the rules and regulations prohibited by the SEC.
42. Under the SEC’s proxy rules, Defendants are required to provide the disclosures mandated by SEC Rule 14-101, also known as Schedule 14A.  These regulations protect shareholders by requiring full disclosure of interested parties, solicitation costs and other material information.

43. Rule 14a-3, with certain exceptions not applicable here, requires that before the commencement of a proxy solicitation, a written proxy statement containing the information specified in Schedule 14A be filed with the SEC and distributed to each person solicited in connection with any solicitation governed by Section 14(a) of the Exchange Act.  Among other things, the proxy statement must contain the information required by Schedule 14A, including: (i) certain information as to the persons making such solicitation; (ii) information as to the interest of such persons in the company, including, but not limited to, information as to share ownership of company securities; (iii) information as to the voting securities of the company and the holders thereof; (iv) financial information with respect to the aforementioned transactions; and (v) whether the proxy is revocable. Each shareholder must be furnished with a written proxy statement.
44. A key requirement of Schedule 14A is the disclosure of all “participants” in the proxy process, a term that is broadly defined to include:
(iii)           Any committee or group which solicits proxies, any member of such committee or group, and any person whether or not named as a member who, acting alone or with one or more persons, directly or indirectly takes the initiative, or engages, in organizing, directing or arranging for the financing of any such committee or group;

(iv)           Any person who finances or joins with another to finance the solicitation of proxies, except persons who contribute not more than $500 and who are not otherwise participants.

(v)    Any person who lends money or furnishes credit or enters into any other arrangements, pursuant to any contract or understanding with a participant, for the purpose of financing or otherwise inducing the purchase, sale, holding or voting of securities of the registrant by any participant or other persons, in support of or in opposition to a participant; except that such terms do not include a bank, broker or dealer who, in the ordinary course of business, lends money or executes orders for the purchase 01, Ste Of Securities and who is not otherwise a participant;

(vi)    Any person who solicits proxies.

SEC Rule 14-101 Item 4, instruction 3(iii)-(vi).  Similarly, Items 4(b)(2) and 5(b)(1) of Schedule 14A require disclosure of each “participant” in a proxy solicitation and detailed information regarding those participants.
45. Defendants have already disseminated materially misleading and illegal proxy materials to the Company’s shareholders and are no doubt planning to disseminate additional, similar materials as the annual meeting approaches.  Injunctive relief is urgently required to assure that the Company’s shareholders and investors are not misled.
46. By virtue of the false statements indentified in paragraphs 32-39, defendants have violated and are continuing to violate Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.
47. As a result of the above violations of Section 14(a) of the Exchange Act and the regulations promulgated thereunder, unless Defendants’ conduct of ongoing proxy solicitation is restrained by this Court, the Company, its stockholders and investing public have been and will continue to be irreparably injured.
48. Plaintiff has no adequate remedy at law.

Second Claim for Relief
(Breach of Article XIX of the Restated Articles)

49. Plaintiff repeats the allegations of paragraphs 1 through 39.
50. UAHC’s Restated Articles incorporate by reference the protections of the former Control Share Acquisitions Chapter of the Michigan Business Corporation Act Article 7B.  They further provide that these protections shall continue even if the statute is repealed, which in fact occurred on January 6, 2009.  (See Michigan Act No. 402, Public Acts of 2008)  Section 1 of Article XIX of UAHC’s Restated Articles provides:

Every Control Share Acquisition with respect to Control Shares of the Corporation shall be governed by and subject to Chapter 7B of the [Michigan Business Corporation] Act, as it may be amended from time to time (the “Control Share Acquisitions Chapter”) as if the Corporation was an ‘issuing public corporation”, as that term is defined under the Control Share Acquisitions Chapter.  In the event that the Control Share Acquisitions Chapter is repealed in its entirety and no Michigan statute governing the subject matter of the Control Share Acquisitions Chapter is enacted effective the date of the repeal of the Control Share Acquisitions Chapter, every Control Share Acquisition with respect to the Corporation shall continue to be governed by and subject to that version of the Control Share Acquisitions Chapter, or similar statutory provision, then in effect on the date of its repeal. For purposes of this Article XIX the terms “Control Shares” and “Control Share Acquisition” shall have the meanings set forth in the Control Share Acquisitions Chapter.

51. After repeal of Chapter 7B, effective January 6, 2009, “no Michigan statute governing the subject matter of the Control Share Acquisitions Chapter [i.e., Chapter 7B of the Michigan Business Corporation Act] [was] enacted effective the date of the repeal of the Control Share Acquisitions Chapter ….”  Therefore, Section 1 of Article XIX of UAHC’s Restated Articles incorporates by reference Chapter 7B, which continues to govern “every Control Share Acquisition with respect to” UAHC under that version of Chapter 7B “then in effect on the date of its repeal”.
52. Section 450.1790, part of Chapter 7B, of the Michigan Business Corporation Act read as follows:
(2)           As used in this chapter, “control shares” means shares that, except for this chapter, would have voting power with respect to shares or an issuing public corporation that, when added to all other shares of the issuing public corporation owned by a person or in respect to which that person may exercise or direct the exercise of voting power, would entitle that person, immediately after acquisition of the shares, directly or indirectly, alone or as part of a group, to exercise or direct the exercise of the voting power of the issuing public corporation in the election of directors within any of the following ranges of voting power:

(a)           1/5 or more but less than 1/3 of all voting power.

(b)           1/3 or more but less than a majority of all voting power.

(c)           A majority of all voting power.

53. The Fife Group owns 23% of all of the issued and outstanding shares of the common stock of UAHC, i.e. more than 1/5 but less than 1/3 of all voting power of UAHC.  These defendants therefore own “Control Shares” within the meaning of Article XIX of the UAHC Restated Articles.
54. In addition, defendants Fife and Iliad Research and Trading, L.P. assigned all of their UAHC shares to defendant St. George Investments, LLC (“St. George”) on March 19, 2010.  As a result, St. George acquired “Control Shares” that date, in a “Control Share Acquisition.”
55. The acquisition in which St. George and/or the Fife Group acquired their “Control Shares” constitutes a “Control Share Acquisition” within the meaning of Article XIX, incorporating former § 450.1791(1), part of Chapter 7B, of the Michigan Business Corporation Act.  Moreover, “shares … acquired within a 90-day period ... are considered to have been acquired in the same acquisition” and are also part of the Control Share Acquisition.  See § 450.1791(2), part of Chapter 7B, of the Michigan Business Corporation Act,
56. Under former Section 450.1791(2), of the Michigan Business Corporation Act, “control shares of an issuing public corporation acquired in a control share acquisition have only such voting rights as conferred by section 798.”  Section 798, i.e., § 450.1798, part of Chapter 7B, of the Michigan Business Corporation Act, provided that “control shares of an issuing public corporation acquired in a control share acquisition have the same voting rights as were accorded the shares before the control share acquisition only to the extent granted by resolution approved by the shareholders of the issuing public corporation.”  Shareholder approval required both “a majority of the votes cast by the holders of shares entitled to vote thereon”, and “[a] majority of the votes cast by the holders entitled to vote and a majority of the votes cast by the holders of shares of each class or series entitled to vote as a class or series, excluding all interested shares.”  (See § 450.1798)

57. No shareholder approval by majority vote has been given to the Fife Group’s Control Share Acquisition.
58. By reason of the foregoing, all shares of the common stock of UAHC assigned to defendant St. George cannot be voted, including in the upcoming election of members of the Board of Directors of UAHC.  Alternatively, all shares acquired by the Fife Group which caused it to own 1/5 or more of the issued and outstanding shares of the common stock of UAHC and all shares of UAHC’s common stock the Fife Group purchased within the 90-day period prior thereto cannot be voted, including in the upcoming election of members of the Board of Directors of UAHC.  These represent 1,570,935 shares owned by the Fife Group (the “Non-Voting Control Shares”).
59. Pursuant to Section 3.23 of Article III of the Voting Agreement, the Fife Group purports to give UAHC’s Secretary an irrevocable  proxy to vote all shares of the common stock of UAHC that are owned by the Fife Group, including the Non-Voting Control Shares.
60. Under Article XIX, UAHC and its Secretary cannot vote any of Fife Group’s UAHC shares in the upcoming election of members of the Board of Directors of UAHC.  Alternatively, they cannot vote the Non-Voting Control Shares held by the Fife Group at the shareholders meeting.

61. UAHC and its Secretary have stated their intention to vote all shares owned by the Fife Group in favor of election of the slate of candidates proposed by management of UAHC, all in breach of Section 1 of Article XIX, of UAHC’s Restated Articles.
62. Plaintiff STEP will suffer irreparable harm unless UAHC and its Secretary are preliminarily and permanently enjoined from breaching Section 1 of Article XIX of UAHC’s Restated Articles by voting the Fife Group’s UAHC shares.
63. Plaintiff STEP has no adequate remedy at law.
64. Plaintiff STEP is entitled to a preliminary injunction and a permanent injunction enjoining UAHC and its Secretary from violating Section 1 of Article XIX of UAHC’s Restated Articles by voting the Fife Group’s Control Share Acquisition at the upcoming annual meeting.

Third Claim for Relief
(Breach of Article XV of the Restated Articles)

65. Plaintiff repeats the allegations of paragraphs 1 through 64.
66. Article XV of the Restated Articles contains extensive prohibitions on greenmail transactions, i.e., the Company’s preferential purchase of shares from large shareholders.  Section 1 of Article XV of UAHC’s Restated Articles provides:
The Corporation shall not purchase, directly or indirectly, at a price above Market Price (as hereinafter defined), any shares of any class, now or hereafter authorized, of the Corporation’s capital stock from any Selling Stockholder (as hereinafter defined) or any Affiliate or Associate (as hereinafter defined) of a Selling Stockholder, unless such purchase has been approved in advance by an affirmative vote of the holders of at least a majority of the voting power of all of the outstanding shares of capital stock of the Corporation held by stockholders other than the Selling Stockholder or any Affiliate or Associate of the Selling Stockholder who is, or whose Affiliate is, a party to the transaction described in this Section 1 being voted upon, voting together as a single class.

67. Section 2(a) of Article XV of UAHC’s Restated Articles defines “Selling Shareholder” for purposes of Article XV in pertinent part as follows:
“Selling Stockholder” shall mean any Person (other than the Corporation or any Subsidiary (as hereinafter defined)) who or which proposes to sell to, or cause to be acquired by, the Corporation all or any portion of the capital stock of the Corporation then beneficially owned, directly or indirectly, by such Person and who or which:

(i)	is the beneficial owner, directly or indirectly, of 3% or more of the class of capital stock to be acquired….

68. Defendants John Fife and the Fife Group are a “Selling Shareholder” within the meaning of that term for purposes of Article XV of the Restated Articles because they own and have at all relevant times owned twenty-three percent (23%) of the issued and outstanding shares of the common stock of UAHC, which is more than three percent (3%) “of the class of capital stock to be acquired” by UAHC.
69. Section 2(d) of Article XV of UAHC’s Restated Articles defines “Market Price” for purposes of Article XV in pertinent part as follows:
“Market Price” shall mean the average closing sale price during the 30-day period immediately preceding the date in question of a share of the Corporation’s capital stock on the principal United States securities exchange registered under the 1934 Act on which such stock is listed, or, if such stock is not listed on any such exchange, the average closing bid quotation with respect to a share of such stock during the 30-day period immediately preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any comparable system then is use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined in good faith by a majority of the directors.

70. Under the put granted to the Fife Group in Section 5.1 of the Voting Agreement, the Fife Group  has the right to require UAHC to purchase from the Fife Group “any or all of the Common Shares and Conversion Shares then held by the Fife Group … for an aggregate purchase price equal to the Put Price,”  without any advance approval by an affirmative vote of the holders of a majority of the voting power of all of the issued and outstanding shares of UAHC common stock held by persons other than the Fife Group.
71. The Voting Agreement breaches Section 1 of Article XV of UAHC’s Restated Articles because it purports to require UAHC to purchase shares of UAHC common stock from the Fife Group, a Selling Shareholder within the meaning of Article XV, without regard to the Market Price, as defined in Section 2(d) of the Restated Articles and without any advance approval “by an affirmative vote of the holders of  a majority of the voting power of all of the outstanding shares of capital stock of the Corporation held by other than the Selling Stockholder….”
72. The call option in Section 6.1 of the Voting Agreement is also illegal under Article XV, as it permits the Board to purchase the Fife Group’s shares at $1.13 per share, or $1.25 per share, irrespective of the “Market Price” as defined in Section 2(d) of Article XV, of the Revised Article.
73. The put and call are also illegal under Section 3 of Article XV of the Restated Articles.  This provision states:
In the event that a purchase of shares of any capital stock by the Corporation is subject to and governed by paragraph 1 of this Article XV and such capital stock is listed on a national securities exchange, including the National Association of Securities Dealers, Inc. Automated Quotations Systems, the purchase of such capital stock, in addition to satisfying all other requirements of this Article XV, shall be made on the open market and not as the result of a privately negotiated transaction.

74. The put and call, on their face, will not be open market transactions.
75. Plaintiff STEP will suffer irreparable harm unless UAHC is preliminarily and permanently enjoined from breaching its Restated Articles through the Voting Agreement.
76. Plaintiff STEP has no adequate remedy at law.
77. Plaintiff STEP is entitled to a preliminary injunction and a permanent injunction enjoining UAHC from exercising any rights under the Voting Agreement.
Fourth Claim for Relief
(Violation of Michigan Business Corporation Act § 450.1780)

78. Plaintiff STEP repeats the allegations of paragraphs 1 through 77.
79. Article 7A of the Business Corporation was enacted to protect corporations from being coerced into transactions with “interested shareholders.”  Section 450.1778(2) of the Michigan Business Corporation Act defines “Interested Shareholder” as follows:
“Interested Shareholder” means any person, other than the corporation or any subsidiary who is either:

(a)  The beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding shares of the corporation ….

80. Defendants Fife and the Fife Group constitute an “Interested Shareholder” under Article 7A.
81. Section 450.1776 of the Business Corporation Act defines “Business Combination” for purposes of Chapter 7A of the Act  as follows:
(5)           “Business combination” means any 1 or more of the following:

***

(b)           Any sale, lease, transfer, or other disposition, except in the usual and regular course of business, in 1 transaction or a series of transaction in any 12-month period, to any interested shareholder or any affiliate of any interested shareholder, other than the corporation or any of its subsidiaries, of any assets or the corporation or any subsidiary having, measured at the time the transaction or transactions are approved by the board of directors of the corporation, an aggregate book value as of the end of the corporation’s most recently ended fiscal quarter of 10% or more of its net worth.

82. Subject to exceptions not applicable here, Section 450.1780 of the Business Corporation Act, which is in Chapter 7A of the Act, requires as follows:
In addition to any vote otherwise required by law or the articles of the corporation, a business combination shall require an advisory statement from the board of directors and approval by an affirmative vote of both of the following:

(a)           Not less than 90% of the votes of each class of stock entitled to be cast by the shareholders of the corporation.

(b)           Not less than 2/3 of the votes of each class of stock entitled to be cast by the shareholders of the corporation other than voting shares beneficially owned by the interested shareholder who is, or whose affiliate is, a party to the business combination or an affiliate or associate of the interested shareholder.

83. The put and call arrangements in the Voting Agreement each constitute a “business combination” because each involves a “sale, …transfer or other disposition, [not] in the usual and regular course of business, …to [an] interested shareholder …of … assets of the corporation … having, measured at the time the transaction or transactions are approved by the board of directors of the corporation, an aggregate book value as of the end of the corporation’s most recently ended fiscal quarter of 10% or more of its net worth.”
84. According to UAHC’s Form 10-Q for the quarter ending December 31, 2009, the Company’s net worth was $12,533,000, representing the excess of its recorded assets over recorded liabilities.  The put and call options require UAHC to dispose of at least $2,108,493 (1,882,583 x $1.12) in cash, and as much as $3,560,332 if the Fife Group acquires 35% of UAHC’s common stock.  In fact, UAHC is required to reserve over $2 million to honor the Fife Group’s put.

85. The put and call options have not been approved “by an affirmative vote of both of the following:
(a)           Not less than 90% of the votes of each class of stock entitled to be cast by the shareholders of the corporation.

(b)           Not less than 2/3 of the votes of each class of stock entitled to be cast by the shareholders of the corporation other than voting shares beneficially owned by the interested shareholder who is, or whose affiliate is, a party to the business combination or an affiliate or associate of the interested shareholder.

86. Section 8.1 of the Voting Agreement also grants UAHC a “Preferred Call” through which UAHC may require the Fife Group to advance $600,000 to UAHC in exchange for Preferred Stock in an amount equal to 600,000 divided by the Volume Weighted Average Price (“VWAP”) for UAHC’s common stock for the thirty calendar days immediately prior to the date of issuance of the shares.
87. A “Business Combination” under Section 450.1776 of Michigan’s Business Corporation Act also includes:
(c) The issuance or transfer by the corporation, or any subsidiary, in 1 transaction or a series of transactions, or any equity securities of the corporation or any subsidiary which have an aggregate market value of 5% or more of the total market value of the outstanding shares of the corporation to any interested shareholder…, other than the corporation or any of its subsidiaries….

88. As set forth in § 450.1778 of the Michigan Business Corporation Act, the term “equity security” includes “[a]ny put, call, … or other option or privilege of buying an equity security from or selling an equity security to another without being bound to do so.”
89. On March 19, 2009, the date that UAHC’s Board approved the Voting Agreement, the aggregate market value for its common stock was $8,626,177 ($1.0 x 8,137,903 shares).  The Preferred Call thus involves the issuance of UAHC’s equity securities with an aggregate market of 5% or more of the total market value of UAHC’s shares, without any approval of UAHC’s shareholders under Section 450.1780 of the Business Corporation Act.

90. Plaintiff STEP will suffer irreparable harm unless defendants are preliminarily and permanently enjoined from violating § 450.1780 of Michigan’s Business Corporation Act through the implementation of the Voting and Standstill Agreement.
91. Plaintiff STEP will suffer irreparable harm unless defendants are preliminarily and permanently enjoined from enforcing any rights under the Voting and Standstill Agreement.
92. Plaintiff STEP has no adequate remedy at law.
93. Plaintiff STEP is entitled to a preliminary injunction and a permanent injunction enjoining defendants UAHC from invoking or utilizing the Voting Agreement.
Fifth Claim for Relief
(Breach of Article XIX of the Restated Articles)

94. Plaintiff STEP repeats the allegations of paragraphs 1 through 93.
95. In Article XIX, the Restated Articles of UAHC incorporate by reference Article 7A of the Michigan Business Corporation Act, thereby assuring UAHC shareholders even greater protection.  As with the former Article 7B of the Business Corporation Act, the Restated Articles provide that the incorporation by reference will survive even if Article 7A were repealed.
96. For all the reasons set forth in the Fourth Count above, defendants are also engaged in a violation of Article XIX of the Restated Articles.
97. Plaintiff STEP will suffer irreparable harm unless defendants are preliminarily and permanently enjoined from violating Article XIX of the Restated Articles through the implementation of the Voting Agreement.

98. Plaintiff STEP will suffer irreparable harm unless defendants are preliminarily and permanently enjoined from enforcing any rights under the Voting Agreement.
99. Plaintiff STEP has no adequate remedy at law.
100. Plaintiff STEP is entitled to a preliminary injunction and a permanent injunction enjoining defendants UAHC from invoking or utilizing the Voting and Standstill Agreement.

Sixth Claim for Relief
(Breach of Fiduciary Duty by Vote Buying)

101. Plaintiff STEP repeats the allegations of paragraphs 1 through 100.
102. Defendant Goss, as a member of the Board of Directors of UAHC, owed and owe a fiduciary duty of loyalty to UAHC and all of its shareholders to act in good faith and in the best interest of UAHC and all of its shareholders, and not to serve their personal interests.
103. Defendant Goss has breached their duty of loyalty to UAHC and all of its shareholders by causing  UAHC entering into an agreement to buy the votes of all shares of UAHC common stock, held by the Fife Group.
104. The Voting Agreement was not entered into for any legitimate business purpose.  The process by which UAHC’s Board adopted the agreement was not intrinsically fair, as the Board made no determination that any “threat” was presented to UAHC or that the Voting Agreement was a reasonable response to any such “threat.”  The Voting Agreement simply represents a preferential allocation of UAHC assets to a control shareholder, to the detriment of all other shareholders and to the enrichment of the incumbent Board.  Accordingly, the Voting Agreement violates public policy and is illegal under Michigan law.
105. Plaintiff STEP will suffer irreparable harm unless defendants Goss and UAHC, are preliminarily and permanently enjoined from implementing the Voting Agreement.
106. Plaintiff STEP has no adequate remedy at law.

107. Plaintiff STEP is entitled to a preliminary injunction and a permanent injunction enjoining defendants from exercising any rights under the Voting Agreement.
WHEREFORE, Plaintiff prays for judgment as follows:
A. Preliminarily and permanently enjoining Defendants and their respective servants, employees, agents and attorneys and all persons acting on their behalf or in concert or participation with them, from directly or indirectly: violating Section 14(a) of the 1934 Act and the rules and regulations promulgated thereunder; soliciting and delivering any proxy, consent or authorization with respect to UAHC’s securities; soliciting, acquiring, or attempting to acquire any securities of UAHC; voting in person or by proxy any securities of UAHC, until such time as they have complied with all requirements of the Exchange Act, including, without limitation the filing of a complete and accurate Schedule 14A and definitive proxy material fully complying with the relevant provisions of the Exchange Act and the rules and regulations promulgated thereunder, and the shareholders of UAHC have been afforded a sufficient opportunity to review such complete and accurate filing so as to render an informed decision thereon.
B. Preliminarily and permanently enjoining defendants and their servants, employees, agents and attorneys and all persons acting on his behalf or in concert or participation with them, from making any false or misleading statements in any proxy materials, regarding UAHC.
C. Preliminarily and permanently enjoining defendants from voting any Control Share Acquisition owned or controlled by either defendant St. George or defendant John Fife, including without limitation, all shares acquired after October 28, 2009, or at least 1,570,935 shares.

D. Preliminarily and permanently enjoining defendants from implementing the Voting and Standstill Agreement dated March 19, 2010, including, without limitation the voting trust and irrevocable proxy established thereunder.
E. Awarding Plaintiff costs, disbursements, attorney’s fees, and such other and further relief as the Court deems just and proper.

Respectfully submitted,

/s/  J. Adam Behrendt (P58607)
  Michael B. Lewiston (P16643)
Bodman LLP
201 W. Big Beaver Road, Suite 500
Troy, MI 48084
(248) 743-6000
jbehrendt@bodmanllp.com
mlewiston@bodmanllp.com
Attorneys for Plaintiff Strategic Turnaround Equity Partners, L.P. (Cayman)

Dated: March 31, 2010

RECEIVED 1990 MICHIGAN DEPT. OF COMMERCE CORPORATION DIVISION	904E115196 091r 904E14,5195 0914E266.09 AdWatintori FILED "°47 OFMICH rsaii DS 7AIITMFMT CF COWER( CW1211011&ft2ItnEarem 904E(45195 0911 OR6XF1 s9000.00

RESTATED ARTICLES OF INCORPORATION

Of
UNITED AMERICAN HEALTH CARE

These Restated Articles of Incorporation are executed pursuant to the provisions of Act 284, Public Acts of 1972, as amended.

The present name of the corporation is United American Health Care Corporation.

2.	The corporation identification number (CID) assigned by the Bureau is: 376-283.

3.	All former names of the corporation are: none.

4.	The date of filing the original Articles of Incorporation was: December 1, 1983.

THE FOLLOWING RESTATED ARTICLES OF INCORPORATION SUPERSEDE THE ARTICLES OF INCORPORATION AS AMENDED AND SHALL BE THE ARTICLES OF INCORPORATION OF THE CORPORATION:

ARTICLE I

The name of the corporation (the "Corporation") is United American Healthcare Corporation.

ARTICLE II

The purpose or purposes for which the Corporation is formed is to engage in any activity within the purposes for which corporations may be organizea under the Business Corporation Act of Michigan, as amended (the "Act").

ARTICLE III

1.The total authorized capital stock is:

Common shares	10,000,000

Preferred shares	5,000,000

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2. A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

(a)
Preferred Shares. The Board of Directors (the "Board") is authorized, subject to any limitations prescribed by law, to provide for the issuance of preferred shares ("Preferred Shares") in series, and by filing a certificate pursuant to the applicable law of the State of Michigan, to establish from time to time the number of Preferred Shares to be included in each such series, and to fix the designation, powers, preferences, dividend rates and rights of the Preferred Shares of each such series and any qualifications, limitations or restrictions thereof.

(b)
Common Shares. Each common share ("Common Share") shall entitle the holder of record thereof to one vote at all meetings of the Corporation's stockholders, except meetings at which only holders of another specified class or series of capital stock are entitled to vote. Subject to any preference rights with respect to the payment of dividends attaching to the Preferred Shares or any series thereof, the holders of Common Shares shall be entitled to receive, as and when declared by the Board, dividends that may be paid in money, property or by the issuance of fully paid capital stock of the Corporation. In the event of a liquidation, dissolution or winding up of the Corporation or other distribution of the Corporation's assets among stockholders for the purpose of winding up the Corporation's affairs, whether voluntary or involuntary, and subject to the rights, privileges, conditions and restrictions attaching to the Preferred Shares or any series thereof, the Common Shares shall entitle the holders thereof to receive the Corporation's remaining assets following payment and satisfaction of all of the Corporation's liabilities as contemplated by the Act.

ARTICLE IV

1. The address of the current registered office is: 7650 Second Avenue, Detroit, Michigan 48202.

2. The name of the current resident agent is: Ronald R. Dobbins.

2

ARTICLE V

When a compromise or arrangement or a plan of reorganization of the Corporation is proposed between the Corporation and its creditors or any class of them or between the Corporation and its stockholders or any class of them, a court of equity jurisdiction within the state, on application of the Corporation or of a creditor of stockholder thereof, or on application of a receiver appointed for the Corporation, may order a meeting of the creditors or class of creditors or of the stockholders or class of stockholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the stockholders or class of stockholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of the Corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the stockholders or class of stockholders and also on the Corporation.

ARTICLE VI

1. No holder of the Corporation's shares of any class, now or hereafter authorized, shall have any preferential or preemptive right to subscribe for, purchase or receive any shares of the Corporation of any class, now or hereafter authorized, or any options or warrants for such shares, or any rights to subscribe to or purchase such shares, or any securities convertible into or exchangeable for such shares, that may at any time or from time to time be issued, sold or offered for sale by the Corporation; provided, however, that in connection with the issuance or sale of any such shares or securities, the Board may, in its sole discretion, offer such shares or securities, or any part thereof, for purchase or subscription by the holders of shares of the Corporation, except as may otherwise be provided by these Restated Articles of Incorporation as from time to time amended.

2. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing signed by fewer than all of such stockholders.

3. Special meetings of stockholders of the Corporation may be called only by the Chairman of the Board or by the President, and must be called by the President or Secretary upon the written request of a majority of the directors.

3

ARTICLE VII

1.	(a) The number of directors of the Corporation shall be determined by and provided for in the manner set forth in the Bylaws of the Corporation, but shall not at any time be less than ten (10) and at least two (2) of the directors shall be Independent Directors. For purposes of these Restated Articles of Incorporation an Independent Director shall mean a director who meets all of the following requirements:

(i)	Is elected by the stockholders.

(ii)	Is designated as an Independent Director by resolution of the Board.

(iii)	Is not any of the following:

(A)	An officer or employee of the Corporation or any Affiliate (as defined in Article XV(2)(e) of these Restated Articles of Incorporation) of the Corporation.

(B)	An individual having a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

(b) Subject to the rights of the holders of any series of Preferred Shares then outstanding, the directors shall be classified, with respect to the time for which they severally hold office, into three (3) classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire initially at the 1991 annual meeting of stockholders, the term of office of the second class to expire initially at the 1992 annual meeting of stockholders and the term of office of the third class to expire initially at the 1993 annual meeting of stockholders, and with the directors of each class to hold office until their successors are duly elected and qualified. At each annual meeting of stockholders following such classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

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2. Advance notice of nominations for the election of directors, other than by the Board or a committee thereof, shall be given in the manner provided in the Bylaws.

3. All elections of directors by stockholders shall be determined by a vote of a majority of the shares present in person or represented by proxy and voting on such elections.

4. Subject to the rights of the holders of any series of Preferred Shares then outstanding, newly created directorships resulting from any increase in the authorized number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled only by a majority vote of the remaining directors then in office though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires or until their successors have been duly elected and qualified. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

5. Subject to the rights of the holders of any series of Preferred Shares then outstanding, any director, or the entire Board, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all of the tAen outstanding shares of capital stock of the Corporation entitled to yote generally in the election of directors, voting together as a single class at a duly convened meeting of the stockholders.

6. Elections of the Corporation's directors need not be by written ballot unless the Corporation's Bylaws shall so provide.

ARTICLE VIII

The Corporation is to have perpetual existence; provided, however, that the Corporation may be dissolved in accordance with the applicable provisions of the Act.

ARTICLE IX

The private property or assets of the stockholders of the Corporation shall not, to any extent whatsoever, be subject to the payment of liabilities of the Corporation.

5

ARTICLE X

The provisions for the regulation of the Corporation's internal affairs are to be stated in the Corporation's Bylaws, as the same may be amended from time to time.

ARTICLE XI

1. In addition to the rights, powers, privileges and discretionary authority expressly conferred by statute upon the Board, the Board is hereby authorized and empowered to adopt, amend and repeal the Bylaws of the Corporation and to exercise any and all powers and privileges and to do any and all acts and things as may at any time or from time to time be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of the State of Michigan, of these Restated Articles of Incorporation, and of any Bylaws of the Corporation from time to time adopted; provided, however, that no Bylaw so adopted shall serve to invalidate any prior action of the Board which would have been valid if such Bylaw had not been adopted.

2. Any adoption, amendment or repeal of the Corporation's Bylaws shall be effected in the manner provided in the Bylaws.

ARTICLE XII

The Corporation's books may be kept within or outside the State of Michigan as may be designated from time to time by the Board.

ARTICLE XIII

The Board, when evaluating any offer of another party, (i) to make a tender or exchange offer for any voting capital stock of the Corporation, or (ii) to effect a Business Combination (as that term is defined in Article XVI hereof), is, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation as a whole, authorized to give due consideration to such factors as the Board determines to be relevant, including, without limitation:

(a)	the interests of the Corporation's stockholders;

(b)	whether the proposed transaction might violate federal or state laws, rules or regulations;

6

(c)	not only the consideration being offered in the proposed transaction (in relation to the then current market price for the Corporation's capital stock) but also the market price for the Corporation's capital stock over a period of years, the estimated price that might be achieved in a negotiated sale of the Corporation's assets as a whole or in part or through orderly liquidation, the premiums over market price which would be paid for the securities of other corporations in similar transactions, current political, economic and other factors bearing on securities prices, and the Corporation's financial condition, employment practices and policies and future prospects; and

(d)	the social, legal and economic effects upon employees, suppliers, customers and others having similar relationships with the Corporation, and the communities in which the Corporation conducts its business.

In connection with any such evaluation, the Board is authorized to conduct such investigations and to engage in such legal proceedings as the Board may determine.

ARTICLE XIV

1. The Board reserves the right to amend, alter, change or repeal any provision contained in these Restated Articles of Incorporation in the manner prescribed by the laws of the State of Michigan, except that no amendment which would increase or decrease the aggregate number of authorized shares of a class of shares of the Corporation may be made unless approved by the affirmative vote of the holders of at least 66-2/3% of the then-outstanding shares of such class, and no amendment which would change any powers, preferences or rights with respect to any class or series of shares of the Corporation, including but not limited to reducing the amounts payable thereon upon liquidation of the Corporation or diminishing or eliminating any voting rights pertaining thereto, may be made unless approved by the affirmative vote of the holders of at least 66-2/3% of the then-outstanding shares of such class or series of shares of the Corporation•, and all rights, powers, privileges and discretionary authority granted or conferred upon stockholders or directors herein are granted subject to this reservation.

2. Notwithstanding any provision in these Restated Articles of Incorporation or any provision of law which might otherwise require a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the Corporation's capital stock required bythese Restated Articles of Incorporation or by law, the affirmative vote of the holders of at least 66-2/3% of the voting power of all the then-outstanding shares of the Corporation's capital stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article XIV, Article VI(2) and (3), Article VII, Article XI, Article XIII, Article XVII or Article XVIII.

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3. In addition to the vote requirements specified in paragraphs 1 and 2 of this Article XIV, the affirmative vote of at least 66-2/3% of the voting power of all of the then-outstanding shares of the Corporation's capital stock entitled to vote generally in the election of directors, other than such capital stock of which an Interested Stockholder (as that term is defined in Article XVI hereof) is the beneficial owner, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with Article XIII hereof.

ARTICLE XV

1. The Corporation shall not purchase, directly or indirectly, at a price above Market Price (as hereinafter defined), any shares of any class, now or hereafter authorized, of the Corporation's capital stock from any Selling Stockholder (as hereinafter defined) or any Affiliate or Associate (as hereinafter defined) of a Selling Stockholder, unless such purchase has been approved in advance by an affirmative vote of the holders of at least a majority of the voting power of all of the outstanding shares of capital stock of the Corporation held by stockholders other than the Selling Stockholder or any Affiliate or Associate of the Selling Stockholder who is, or whose Affiliate is, a party to the transaction described in this Section 1 being voted upon, voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or any agreement with any national securities exchange, or otherwise, but no such affirmative vote shall be required with respect to any purchase or other acquisition of securities made as part of a tender or exchange offer by thp Corporation to purchase securities of the same class made on the same terms to all holders of such securities and complying with the applicable requirements of the 1934 Act and the rules and regulations thereunder as then in effect.

2. For purposes of this Article XV:

(a)	"Selling Stockholder" shall mean any Person (other than the Corporation or any Subsidiary (as hereinafter defined)) who or which proposes to sell to, or cause to be acquired by, the Corporation all or any portion of the capital stock of the Corporation then beneficially owned, directly or indirectly, by such Person and who or which:

8

(i)	is the beneficial owner, directly or indirectly, of 3% or more of the class of capital stock to be acquired; or

(ii)
is an Affiliate of the Corporation and at any time within the two year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 3% or more of the class of capital stock to be acquired; or

(iii)
is an assignee or has otherwise succeeded to any shares of the class of securities to be acquired which were at any time within the two-year period immediately prior to the date in question beneficially owned by a Selling Stockholder, if such assignment or succession shall have occurred in the course of a transaction or transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended.

(b)
"Person" shall mean any individual, firm, corporation or other entity and shall include any group comprising any Person with whom such Person or any Affiliate or Associate of such Person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of the Corporation's capital stock.

(c)	A Person shall be a "beneficial owner" or shall "beneficially own" any security:

(i)
which such Person or any of its Affiliates or Associates beneficially owns, directly or indirectly, within the meaning of Rule 13d-3 of the General Rules and Regulations under the 1934 Act, as in effect on the effective date of these Restated Articles of Incorporation; or

(ii)
which such Person or any of its Affiliates or Associates 1-„is (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

9

(iii)
is an assignee or has otherwise succeeded to any shares of the class of securities to be acquired which were at any time within the two-year period immediately prior to the date in question beneficially owned by a Selling Stockholder, if such assignment or succession shall have occurred in the course of a transaction or transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended.

..
(d)
"Market Price" shall mean the average closing sale price during the 30-day period immediately preceding the date in question of a share of the Corporation's capital stock on the principal United States securities exchange registered under the 1934 Act on which such stock is listed, or, if such stock is not listed on any such exchange, the average closing bid quotation with respect to a share of such stock during the 30-day period immediately preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any comparable system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined in good faith by a majority of the directors.

(e)
An "Affiliate" of a specified person, is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified. The term "control" (including the terms "controlling", "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting capital stock, by contract, or otherwise.

(f)
The term "Associate" means (i) any corporation or organization (other than the Corporation or a Subsidiary) of which such person is an officer or partner or is directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of capital stock, (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person or who is a director or officer of the Corporation or a Subsidiary.

10

(g)	Nothing contained in this Article XV shall be construed to relieve any Selling Stockholder or any other Person from any fiduciary obligation imposed by law.

(h)
The Board shall have the power and duty to construe and interpret this Article XV, including, without limitation (i) whether a Person is a Selling Stockholder, (ii) whether a Person is an Affiliate or Associate of another, (iii) whether Section 1 of this Article XV is or has become applicable in respect of a proposed transaction, (iv) what the Market Price is and whether a price is above Market Price, and (v) when or whether a purchase or agreement to purchase any share or shares of any of the capital stock of the Corporation has occurred and when or whether a Person has become a beneficial owner of any of the Corporation's securities.

(i)	"Subsidiary" means any corporation of which a majority of each class of voting capital stock is owned, directly or indirectly, by the Corporation.

(j)
Notwithstanding any other provision of these Restated Articles of Incorporation or the Corporation's Bylaws (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, these Restated Articles of Incorporation ol the Corporation's Bylaws), the affirmative vote (excluding votes cast by the Selling Stockholder or its Affiliate or Associate who is, or whose Associate or Affiliate is, a party to the transaction described in Section 1 of this Article XV being voted upon) of the holders of at least 66-2/3% of the voting power of all outstanding capital stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article XV.

3. In the event that a purchase of shares of any capital stock by the Corporation is subject to and governed by paragraph 1 of this Article XV and such capital stock is listed on a national securities exchange, including the National Association of Securities Dealers, Inc. Automated Quotations Systems, the purchase of such capital stock, in addition to satisfying all other requirements of this Article XV, shall be made on the open market and not as the result of a privately negotiated transaction.

11

ARTICLE XVI

1. Every Business Combination between the Corporation and an Interested Stockholder or an Affiliate of an Interested Stockholder or any other corporation which, after a merger, consolidation or share exchange, would be an Affiliate of an Interested Stockholder, shall be governed by and subject to Chapter 7A of the Act, as it may be amended from time to time (the "Business Combination Chapter"). In the event that the Business Combination Chapter is repealed in its entirety and no Michigan statute governing the subject matter of the Business Combination Chapter is enacted effective the date of the repeal of the Business Combination Chapter, every Business Combination with respect to the Corporation shall continue to be governed by and subject to that version of the Business Combination Chapter, or similar statutory provision, then in effect on the date of its repeal. For purposes of this Article XVI the terms "Business Combination", "Affiliate" and "Associate" shall have the meanings set forth in the Business Combination Chapter and the term "Interested Stockholder" shall have the same meaning as the defined term "Interested Shareholder" as set forth in the Business Combination Chapter. For purposes of these Restated Articles of Incorporation the term "stockholder" shall have the same meaning as the term "shareholder" as set forth in the Act.

2. Any stockholder voting requirements set forth in the Business Combination Chapter shall apply to the Corporation pursuant to this Article XVI notwithstanding any other provision of these Restated Articles of Incorporation or any other provision of law or of any ag-eement with or requirement of any national securities exchange which milht otherwise permit a lesser vote or no vote with respect to the subject matter of this Article XVI.

3. Nothing contained in this Article XVI shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

12

4.The fact that any Business Combination complies with the provisions of the Business Combination Chapter shall not be construed to impose any fiduciary obligation or responsibility on the Board, or any member thereof, to approve the Business Combination or recommend its adoption or approval to the Corporation's stockholders, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

5. Notwithstanding any other provisions of these Restated Articles of Incorporation or the Corporation's Bylaws (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, these Restated Articles of Incorporation or the Corporation's Bylaws), the following vote shall be required to amend or repeal, or adopt any provision inconsistent with, this Article XVI: (i) the affirmative votes of holders of at least 90% of the voting power of all outstanding capital stock voting together as a single class; and (ii) the affirmative vote (excluding votes cast by the Interested Stockholder or its Affiliate or Associate who is, or whose Affiliate is, a party to the Business Combination being voted upon) of the holders of at least 66-2/3% of the voting power of all capital stock.

ARTICLE XVII

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for a violation of Section 551(1) of the Act, (iv) for any transaction from which the director derived an improper personal benefit, or (v) for any act or omission occurring prior to the effective date of this Article XVII. If the Act hereafter is amended to further eliminate or limit the liability of a director, then a director of the Corporation, in addition to the circumstances in which a director is not personally liable as spt forth in the immediately preceding sentence, shall not be liable to the fullest extent permitted by the Act, so amended. For purposes of this Article XVII, "fiduciary duty as a director" shall include, but not be limited to, any fiduciary duty arising out of serving at the request of the Corporation as a director of another corporation, partnership, joint venture, trust or other enterprise, and "personal liability to the Corporation or its stockholders" shall include, but not be limited to, any liability to such other corporation, partnership, joint venture, trust or other enterprise, and any liability to the Corporation in its capacity as a security holder, joint venturer, partner, beneficiary, creditor or investor of or in any such other corporation, partnership, joint venture, trust or other enterprise. Any repeal or modification of the foregoing provisions of this Article XVII by the stockholders of the Corporation shall not adversely affect any right or protection of a director of this Corporation existing at the time of such repeal or modification.

13

ARTICLE XVIII

The Corporation shall indemnify each of the directors and officers of the Corporation, and may indemnify any other individual, to the fullest extent permitted by Sections 561 and 562 of the Act and as otherwise permitted by law, and shall promptly make or cause to be made any determination required by Section 564a of the Act. The Corporation shall pay and reimburse each of the directors and officers of the Corporation, and may pay and reimburse any other individual, to the fullest extent permitted by Section 564b of the Act and as otherwise permitted by law, and the Corporation shall promptly make or cause to be made any determination required by Section 564b.

ARTICLE XIX

1. Every Control Share Acquisition with respect to Control Shares of the Corporation shall be governed by and subject to Chapter 73 of the Act, as it may be amended from time to time (the "Control Share Acquisitions Chapter") as if the Corporation was an "issuing public corporation", as that term is defined under the Control Share Acquisitions Chapter. In the event that the Control Share Acquisitions Chapter is repealed in its entirety and no Michigan statute governing the subject matter of the Control Share Acquisitions Chapter is enacted effective the date of the repeal of the Control Share Acquisitions Chapter, every Control Share Acquisition with respect to the Corporation shall continue to be governed by and subject to that version of the Control Share Acquisitions Chapter, or similar statutory provision, then in effect on the date of its repeal. For purposes of this Article XIX the terms "Control Shares" and "Control Share Acquisition" shall have the meanings set forth in the Control Share Acquisitions Chapter.

2. Notwithstanding any other provision of these Restated Articles of Incorporation or the Corporation's Bylaws (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, these Restated Articles of Incorporation or the Corporation's Bylaws), the affirmative vote of the holders of at least 66-2/3% of the voting power of all outstanding capital stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article XIX.

14

5.These Restated Articles of Incorporation were duly adopted on the 9th day of September, 1990, in accordance with the provisions of Section 642 of the Act and were duly adopted by the stockholders. The necessary number of shares as required by statute were voted in favor of these Restated Articles of Incorporation.

Signed this 10th day of September, 1990.

By:	/s/ Ronald R. Dobbins
Ronald R. Dobbins

Its:	President

Prepared by and after filing to be returned to:

LEWIS, WHITE & CLAY, P.C.
1300 First National Building
Detroit, Michigan 48226

Attn: J. Taylor Teasdale, Esq.

15

C&S 515 (10/89)

912B#0994 0327 ORG&FI $7510.00

MICHIGAN DEPARTMENT OF COMMERCE — CORPORATION AND SECURITIES BUREAU

(FOR BUREAU USE ONLY)

Date Received

FILED

APR 02 1991

Administrator
MICHIGAN DEPT OF COMMERCE
Corporation & Securities Bureau

CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION

For use by Domestic Corporations

(Please read information and instructions on last page)

Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1. The present name of the corporation is: United American Healthcare Corporation
2. The corporation identification number (CID) assigned by the Bureau is: 376-283
3. The location of its registered office is:

7650 Second Avenue (Street Address), Detroit (City), Michigan 48202 (ZIP Code)

4. Article III of the Articles of Incorporation is hereby amended to read as follows:

1. The total authorized capital stock is:

Common shares	15,000,000
Preferred shares	5,000,000

16

5. COMPLETE SECTION (a) IF THE AMENDMENT WAS ADOPTED BY THE UNANIMOUS CONSENT OF THE INCORPORATOR(S) BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS OR TRUSTEES; OTHERWISE, COMPLETE SECTION (b)

a. ☐ The foregoing amendment to the Articles of Incorporation was duly adopted on the ____ day of __________ , 19_____, in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the board of directors or trustees.

Signed this ____________ day of ______________________________, 19____.

______________________ (Signature)	______________________ (Signature)
______________________ (Type or Print Name)	______________________ (Type or Print Name)
______________________ (Signature)	______________________ (Signature)
______________________ (Type or Print Name)	______________________ (Type or Print Name)

b. ☒ The foregoing amendment to the Articles of Incorporation was duly adopted on the 25th day of, March , 19 91. The amendment: (check one of the following)

☒ was duly adopted in accordance with Section 611(2) of the Act by the vote of the shareholders if a profit corporation, or by the vote of the shareholders or members if a nonprofit corporation, or by the vote of the directors if a nonprofit corporation organized on a nonstock directorship basis. The necessary votes were cast in favor of the amendment.

☐ was duly adopted by the written consent of all the directors pursuant to Section 525 of the Act and the corporation is a nonprofit corporation organized on a nonstock directorship basis.

☐ was duly adopted by the written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407 (1) and (2) of the Act if a nonprofit corporation, and Section 407 (1) of the Act if a profit corporation. Written notice to shareholders or members who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

☐ was duly adopted by the written consent of all the shareholders or members entitled to vote in accordance with Section 407 (3) of the Act if a non-profit corporation, and Section 407 (2) of the Act if a profit corporation.

Signed this 25th day of March , 19 91

By [signature]
(Only signature of: President, Vice-President, Chairperson and Vice-Chairperson)

Ronald R. Dobbins (Type or Print Name) — President (Type or Print Title)

17

C&S 515

DOCUMENT WILL BE RETURNED TO NAME AND MAILING ADDRESS INDICATED IN THE BOX BELOW. Include name, street and number (or P.O. box), city, state and ZIP code.

Attention: J. Taylor Teasdale

Name of person or organization remitting fees:

United American Healthcare Corporation

Preparer's name and business telephone number:

J. Taylor Teasdale

(313) 961-2550

INFORMATION AND INSTRUCTIONS

1. The amendment cannot be filed until this form, or a comparable document, is submitted.
2. Submit one original copy of this document. Upon filing, a microfilm copy will be prepared for the records of the Corporation and Securities Bureau. The original copy will be returned to the address appearing in the box above as evidence of filing.

   Since this document must be microfilmed, it is important that the filing be legible. Documents with poor black and white contrast, or otherwise illegible, will be rejected.
3. This document is to be used pursuant to the provisions of section 631 of the Act for the purpose of amending the articles of incorporation of a domestic profit or nonprofit corporation. Do not use this form for restated articles. A nonprofit corporation is one incorporated to carry out any lawful purpose or purposes not involving pecuniary profit or gain for its directors, officers, shareholders, or members. A nonprofit corporation formed on a nonstock directorship basis, as authorized by Section 302 of the Act, may or may not have members, but if it has members, the members are not entitled to vote.
4. Item 2 — Enter the identification number previously assigned by the Bureau. If this number is unknown, leave it blank.
5. Item 4 — The article being amended must be set forth in its entirety. However, if the article being amended is divided into separately identifiable sections, only the sections being amended need be included.
6. This document is effective on the date approved and filed by the Bureau. A later effective date, no more than 90 days after the date of delivery, may be stated.
7. If the amendment is adopted before the first meeting of the board of directors, item 5(a) must be completed and signed in ink by a majority of the incorporators if more than one listed in Article V of the Articles of Incorporation if a profit corporation, and all the incorporators if a non-profit corporation. If the amendment is otherwise adopted, item 5(b) must be completed and signed in ink by the president, vice-president, chairperson or vice-chairperson of the corporation.
8. FEE: (Make remittance payable to the State of Michigan.
   Include corporation name and CID Number on check or money order) $10.00
   Franchise fee for profit corporations (payable only if authorized shares have increased):
   each additional 20,000 authorized shares or portion thereof $30.00
9. Mail form and fee to:

   Michigan Department of Commerce
   Corporation and Securities Bureau
   Corporation Division
   P.O. Box 30054
   6546 Mercantile Way
   Lansing, MI 48909
   Telephone: (517) 334-6302

18

BCS/CD-520 (Rev.06/01)

MICHIGAN DEPARTMENT OF CONSUMER & INDUSTRY SERVICES
BUREAU OF COMMERCIAL SERVICES

Date Received	(FOR BUREAU USE ONLY) FILED
	MAY 28 2003
	This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document. Administrator BUREAU OF COMMERCIAL SERVICES

Tran#1 8199374-1 05/21/03
Chk#: 215739 Amt: $5.00
ID#: 376283

Name		
UNITED AMERICAN HEALTHCARE CORPORATION		
Address		
300 RIVER PLACE, SUITE 4700		
City	State	Zip Code
DETROIT,	MI	48207

EFFECTIVE DATE:

Document will be returned to the name and address you enter above. If left blank document will be mailed to the registered office.

CERTIFICATE OF CHANGE OF REGISTERED OFFICE AND/OR CHANGE OF RESIDENT AGENT
For use by Domestic and Foreign Corporations and Limited Liability Companies

(Please read information and instructions on reverse side)

Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), Act 162, Public Acts of 1982 (nonprofit corporations), or Act 23, Public Acts of 1993 (limited liability companies), the undersigned corporation or limited liability company executes the following Certificate:

1. The name of the corporation or limited liability company is:
   UNITED AMERICAN HEALTHCARE CORPORATION
2. The identification number assigned by the Bureau is: 376283
3. a. The name of the resident agent on file with the Bureau is: Gregory H. Moses, Jr.

   b. The location of the registered office on file with the Bureau is:
   1155 Brewery Park, Suite 200 (Street Address) Detroit (City), Michigan 48207 (ZIP Code)

   c. The mailing address of the above registered office on file with the Bureau is:
   1155 Brewery Park, Suite 200, (Street Address or P.O. Box) Detroit (City), Michigan 48207 (ZIP Code)

ENTER IN ITEM 4 THE INFORMATION AS IT SHOULD NOW APPEAR ON THE PUBLIC RECORD

4. a. The name of the resident agent is: Stephen Harris

   b. The address of the registered office is:
   300 River Place, Suite 4700 (Street Address) Detroit (City), Michigan 48207 (ZIP Code)

   c. The mailing address of the registered office IF DIFFERENT THAN 4B is:
   ______ (Street Address or P.O. Box) ______ (City), Michigan ______ (ZIP Code)

5. The above changes were authorized by resolution duly adopted by: 1. ALL CORPORATIONS: its Board of Directors; 2. PROFIT CORPORATIONS ONLY: the resident agent if only the address of the registered office is changed, in which case a copy of this statement has been mailed to the corporation; 3. LIMITED LIABILITY COMPANIES: an operating agreement, affirmative vote of a majority of the members pursuant to section 502(1), managers pursuant to section 405, or the resident agent if only the address of the registered office is changed.

6. The corporation or limited liability company further states that the address of its registered office and the address of its resident agent, as changed, are identical.

Signature	Type or Print Name and Title	Date Signed
[signature]	Stephen Harris Chief Financial Officer	5/20/03

19

Exhibit 10.1

VOTING AND STANDSTILL AGREEMENT

    This Voting and Standstill Agreement (the “Agreement”) is made and entered into as of March 19, 2010 (“Effective Date”), between United American Healthcare Corporation, a Michigan corporation (“Company”) and St. George Investments, LLC, an Illinois limited liability company (“St. George”).

W I T N E S S E T H

    WHEREAS, St. George Beneficially Owns Common Shares and may acquire additional Shares following the Effective Date;

    WHEREAS, the Company believes it is in the best interests of its shareholders for St. George to withdraw its nominations for Directors so as to provide stability and to permit management and the Board to create shareholder value;

    WHEREAS, the Company believes it is in the best interests of its shareholders for St. George to stand still with respect to any insurgent activities;

    WHEREAS, the Company believes it is in the best interests of its shareholders to have a call option to purchase all of the shares owned now or in the future by St. George, according to the terms described herein;

    WHEREAS, the Company believes it is in the best interests of its shareholders to have the ability, upon its request, to receive a cash investment from St. George to enable the Company to create shareholder value;

    WHEREAS, St. George is willing to use its expertise and connections to assist the Company in identifying merger or acquisition opportunities; and

    WHEREAS, the parties desire to make the covenants and agreements described herein.

    NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I.
DEFINITIONS

SECTION 1.1 Certain Defined Terms. As used in this Agreement:

    “Action” has the meaning set forth in SECTION 13.1(e).

    “Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled By or is Under Common Control With, such specified Person.

1

    “Agreement” has the meaning set forth in the introductory paragraph hereof.

    “Beneficially Owns” means, with respect to any Person, that such Person or any of such Person’s Affiliates is deemed to beneficially own shares of capital stock of the Company, within the meaning of Rule 13d-3 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement; or shares of capital stock that such Person or any of such Person’s Affiliates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any securities of the Company; provided, however, that an agreement, arrangement or understanding shall not be deemed to include actions, including any agreement, arrangement or understanding, or statements by (i) any member of the Board of Directors, as comprised on the date of this Agreement (the “Existing Directors”), (ii) any subsequent directors of the Company who have been nominated by a majority of the Existing Directors (the “Successor Directors”), or (iii) any subsequent member of the Board of Directors who is elected by a majority of the Existing Directors and/or Successor Directors, nominating as a group.

    “Board” means the Board of Directors of the Company.

    “Business Combination” means any acquisition by the Company of substantially all of the outstanding shares or assets of a Person (including an unincorporated division or business) or the acquisition of substantially all of the outstanding shares or assets of the Company, in each case, whether by stock or asset purchase, merger, consolidation, share exchange or other business combination.

    “Business Day” means a day on which federally-chartered banks are open for business in Illinois and Michigan.

    “By-laws” means the by-laws of the Company, as amended or restated from time to time.

    “Call Closing Date” has the meaning set forth in SECTION 6.5.

    “Call Exercise Period” has the meaning set forth in SECTION 6.1.

    “Call Notice” has the meaning set forth in SECTION 6.1.

    “Call Option” has the meaning set forth in SECTION 6.1.

    “Call Price” has the meaning set forth in SECTION 6.3.

    “Call Price Per Share” has the meaning set forth in SECTION 6.4.

    “Call Shares” has the meaning set forth in SECTION 6.1.

    “Certificate of Designation” has the meaning set forth in SECTION 6.1.

    “Charter” means the Articles of Incorporation of the Company, as amended or restated from time to time.

    “Company” has the meaning set forth in the introductory paragraph hereof.

2

    “Common Shares” means the shares of common stock of the Company.

    “Control” (including the terms “Controlled By” and “Under Common Control With”) means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a Person, whether through the ownership of voting securities or other interests, by contract or otherwise.

    “Conversion Shares” means, collectively, the Common Shares issuable upon conversion of the Preferred Shares in accordance with the terms of Exhibit A.

    “Director” means any member of the Board.

    “Effective Date” has the meaning set forth in the introductory paragraph hereof.

    “Encumbrance” means any encumbrance, lien, mortgage, charge, claim, option, pledge, license, sublicense, security interest, assignment by way of security, call, proxy or similar restriction.

    “Event of Default” has the meaning set forth in SECTION 11.1.

    “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, or any similar successor statute.

    “Expenses” has the meaning set forth in SECTION 12.1.

    “Fiscal Year 2010” means the fiscal year of the Company ending on June 30, 2010.

    “Group” has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act.

    “Losses” has the meaning set forth in SECTION 12.1.

    “Make-Whole Shares” has the meaning set forth in SECTION 11.3.

    “Market Price” shall mean the volume weighted average of the closing prices during a 30 calendar day period immediately preceding March 16, 2010 of a share of the Company’s capital stock on the principal United States securities exchange registered under the Exchange Act on which such stock is listed.

    “Person” means any individual, corporation, partnership, association, limited liability company, trust, estate, or other entity.

    “Preferred Call” means the Company’s right to require St. George to make an investment in the Company as set forth in SECTION 8.1.

    “Preferred Call Option” means the call option for the Preferred Shares set forth in Exhibit A.

    “Preferred Call Notice” has the meaning set forth in SECTION 8.1.

    “Preferred Issuance” has the meaning set forth in SECTION 8.1.

3

    “Preferred Put Option” means the put option for the Preferred Shares set forth in Exhibit A.

    “Preferred Shares” has the meaning set forth in SECTION 8.1.

    “Put Closing Date” has the meaning set forth in SECTION 5.6.

    “Put Commencement Date” means October 1, 2011 (subject to acceleration pursuant to SECTION 5.3).

    “Put Exercise Period” has the meaning set forth in SECTION 5.1.

    “Put Expiration Date” means the last day of the Put Exercise Period.

    “Put Notice” has the meaning set forth in SECTION 5.1.

    “Put Obligations” means the amounts that Company is required to pay to St. George if and when St. George exercises the Put Option and the Preferred Put Option.

    “Put Option” has the meaning set forth in SECTION 5.1.

    “Put Price” has the meaning set forth in SECTION 5.4.

    “Put Price Per Share” has the meaning set forth in SECTION 5.5.

    “Put Shares” has the meaning set forth in SECTION 5.1.

    “Register”, “Registered” and “Registration” means a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act providing for offering securities, and the declaration or ordering of effectiveness of such Registration Statement by the SEC.

    “Registrable Securities” means the Shares, provided that for any particular securities, such securities shall cease to be Registrable Securities when they have been sold pursuant to an effective registration statement or in compliance with Rule 144 or are eligible to be sold pursuant to Rule 144 without volume limitations under Rule 144(e).

    “Registration Period” means the period from the Effective Date to the earliest of (i) the date which is two (2) years after the SEC Effective Date, (ii) the date on which St. George may sell all of its Registrable Securities without registration under the Securities Act pursuant to Rule 144, without (A) restriction on the manner of sale or the volume of securities which may be sold in any period, and (B) the requirement for the giving of any notice to, or the making of any filing with, the SEC, and (iii) the date on which St. George no longer beneficially owns any Registrable Securities.

    “Registration Statement” means a registration statement of the Company under the Securities Act, including any amendment thereto, required to be filed by the Company pursuant to this Agreement.

    “Reporting Service” means Bloomberg LP or if that service is not then reporting the relevant information regarding the common stock, a comparable reporting service of national reputation selected by St. George and Company.

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    “Rule 144” means Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit a holder of any securities to sell securities of the Company to the public without registration under the Securities Act.

    “SEC” means the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

    “SEC Effective Date” means the date the Registration Statement is declared effective by the SEC.

    “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute.

    “Shareholders’ Equity” means shareholders’ equity as defined by Generally Accepted Accounting Principles and as reported on the Company’s audited financial statements prepared in accordance with past practices.

    “Shares” means (a) the Common Shares held by St. George or its Affiliates as of the Effective Date, or the Common Shares or Preferred Shares acquired by St. George or its Affiliates thereafter, including upon any stock split, stock dividend, payment-in-kind dividend, recapitalization or similar event with respect to such Common Shares or Preferred Shares; (b) any Conversion Shares issued or issuable to St. George or its Affiliates upon the conversion of any Preferred Shares and (c) any other security of the Company issued to St. George or its Affiliates, including those issued as a dividend or other distribution with respect to, in exchange for, or in replacement of, Shares.

    “St. George” has the meaning set forth in the introductory paragraph hereof.

    “St. George Party” has the meaning set forth in SECTION 12.1.

    “Triggering Event’ means the earliest of (x) the Company’s execution of a letter of intent for a Business Combination, (y) the Company’s execution of definitive agreements for a Business Combination and (z) the Company’s public announcement (by press release, filing of a Current Report on Form 8-K or similar means) that it intends to consummate a Business Combination.

    “Volume Weighted Average Price” or “VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the principal trading market during the period beginning at 9:30:01 am., New York City time (or such other time as the principal trading market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York City time (or such other time as the principal trading market publicly announces is the official close of trading) as reported by the Reporting Service (as defined below) through its ‘Volume at Price’ functions, or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York City time (or such other time as the principal trading market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York City time (or such other time as the principal trading market publicly announces is the official close of trading), as reported by the Reporting Service, or, if no dollar volume-weighted average price is reported for such security by the Reporting

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Service for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Volume Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Volume Weighted Average Price of such security on such date shall be the fair market value as determined by St. George and Company.

ARTICLE II.
RECITALS
    SECTION 2.1 Recitals. The above recitals are made a part hereof and incorporated herein.

ARTICLE III.
VOTING AGREEMENT

    SECTION 3.1 Voting Agreement. During the period commencing on the Effective Date and terminating as provided in SECTION 3.3, at any meeting of the shareholders of the Company, however called, or in connection with any written consent of the shareholders of the Company, St. George shall vote or consent to vote the Shares with respect to any matter coming before the shareholders for a vote as recommended by a majority of the Board. This voting agreement will be effectuated by the grant of irrevocable proxies pursuant to SECTION 3.2. Currently, Common Shares are held by two St. George Affiliates, John M. Fife and Iliad Research and Trading, L.P. St. George hereby covenants and represents that St. George will cause its Affiliates to issue the proxies consistent with SECTION 3.2 for Common Shares and Conversion Shares described herein and deliver the same to Company concurrently with the issuance of the Preferred Stock together with evidence of assignment of Beneficial Ownership from such Affiliates to St. George.

    SECTION 3.2 Irrevocable Proxy. St. George hereby irrevocably constitutes and appoints the Secretary of the Company as its attorney-in-fact and proxy, with full power of substitution, to vote and otherwise act (by written consent or otherwise) with respect to the Shares which St. George is entitled to vote at any meeting of shareholders of the Company (whether annual or special and whether or not at an adjourned or postponed meeting) or consent to vote in lieu of any such meeting or otherwise, on any matter coming before the shareholders for a vote, and to duly execute and deliver any and all consents, instruments or other agreements or documents in order to take any and all such actions in connection with or in furtherance of the obligations of St. George set forth in SECTION 3.1. St. George intends that the proxy granted hereby shall be coupled with an interest pursuant to this Agreement and that such proxy, therefore, shall be irrevocable until the date specified in SECTION 3.3.

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    SECTION 3.3 Termination of Voting Agreement and Proxy. The voting agreement set forth in SECTION 3.1 and the proxy set forth in SECTION 3.2 shall expire on the Put Expiration Date (other than as a result of the elimination of the Put Option pursuant to SECTION 5.2), unless terminated sooner pursuant to Article XI.

    SECTION 3.4 Other Proxies. St. George hereby revokes all other proxies and powers of attorney with respect to the Shares that it heretofore may have appointed or granted, and no subsequent proxy or power of attorney shall be given or written consent executed (and if given or executed, shall not be effective) by St. George with respect thereto. All authority herein conferred or agreed to be conferred shall survive the dissolution of St. George and any obligation of St. George under this Agreement shall be binding upon the successors and assigns of St. George, except as otherwise provided herein.

    SECTION 3.5 Restrictions on Transfer.

       (a) Prior to or following the SEC Effective Date, but subject to SECTION 5.2, St. George may sell any of the Common Shares or Conversion Shares held by St. George in the open market pursuant to a Registration or an exemption from registration under the Exchange Act free and clear of the terms and conditions of this Agreement, and the obligations of St. George under this Agreement shall not be binding upon any purchaser of shares in the open market.

       (b) St. George may sell, exchange, pledge, encumber or otherwise transfer or dispose of in one or more privately placed transactions, or agree to sell, exchange, pledge, encumber or otherwise transfer or dispose of, any of the Shares in one or more privately placed transactions, or any interest therein, or enter into any agreement, arrangement, commitment, understanding or undertaking to do any of the foregoing in a private transaction, provided that the obligations of St. George under this Agreement shall be binding upon any transferee or assignee of the Shares.

    SECTION 3.6 Exceptions to Restrictions on Transfer. If the Company shall have entered into a definitive agreement providing for, or, in the case of clause (ii) below, the Board shall have recommended in favor of, (i) any direct or indirect acquisition or purchase by any Person or Group of a majority of the issued and outstanding Common Shares, (ii) any tender offer or exchange offer that if consummated would result in any Person or Group acquiring a majority of the issued and outstanding Common Shares or (iii) any merger, consolidation, share exchange or other business combination involving the Company which, if consummated, would result in the shareholders of the Company immediately prior to the consummation of such transaction ceasing to own at least a majority of the equity interests in the surviving entity (or any direct or indirect parent of such surviving entity), then notwithstanding anything contained herein to the contrary, any Shares transferred or assigned by St. George pursuant to such definitive agreement or tender offer or exchange offer shall not be subject to the obligations of St. George under this Agreement (including the Put Option, the Call Option and the restrictions in Article III and Article IV).

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    SECTION 3.7 Transfers to Affiliates. Notwithstanding anything contained in this Agreement to the contrary, St. George may transfer Shares to one or more Affiliates of St. George, provided that any such transferee agrees in writing to be bound by the terms of this Agreement, and St. George and such Affiliates shall not be deemed to be a Group for purposes of this Agreement.

ARTICLE IV.
STANDSTILL
    SECTION 4.1 Standstill Agreement. St. George covenants and agrees with the Company that it shall not, during the period commencing on the Effective Date and terminating as provided in SECTION 4.2 directly or indirectly, alone or in concert with others, unless specifically requested in writing by the Company or by a resolution of a majority of the Directors (or take any action that would require the Company to make an announcement regarding any of the following):

       (a) effect, seek, offer, engage in, propose (whether publicly or otherwise) or cause or participate in, or assist any other Person to effect, seek, engage in, offer or propose (whether publicly or otherwise) or participate in:

          (i) any exchange offer, merger, consolidation, share exchange, business combination, recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction involving the Company or any of its subsidiaries or any material portion of its or their business or any purchase of all or any substantial part of the assets of the Company or any of its subsidiaries or any material portion of its or their business; or

          (ii) any “solicitation” of “proxies” (as such terms are used the proxy rules of the SEC but without regard to the exclusion set forth in Section 14a-1(1)(2)(iv) from the definition of “solicitation”) with respect to the Company or any of its Affiliates or becoming a “participant” in any “election contest” (as such terms are used in the proxy rules of the SEC) with respect to the Company or any of its Affiliates;

       (b) propose any matter for submission to a vote of shareholders of the Company or call or seek to call a meeting of the shareholders of the Company;

       (c) seek election to the Board, seek to place a representative or other nominee on the Board or seek the removal of any Director;

       (d) grant any proxy with respect to any Shares (other than to the Secretary of the Company);

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    (e) execute any written consent with respect to any Shares, other than at the request of the Company or a majority of the Directors;

    (f) form, join or participate in a Group with respect to any Shares or deposit any Shares in a voting trust or subject any Shares to any arrangement or agreement with respect to the voting of such Shares or other agreement having similar effect;

    (g) take any other action to seek to affect the control of the management or Board of the Company or any of its Affiliates, including publicly suggesting or announcing its willingness to engage in or have another Person engage in a transaction that could reasonably be expected to result in a transaction of the type described in SECTION 4.1(a)(i);

    (h) enter into any discussions, negotiations, arrangements or understandings with any Person with respect to any of the foregoing, or advise, assist, encourage or seek to persuade others to take any action with respect to any of the foregoing; with respect to the Company or the Common Shares, (i) otherwise communicate with the Company’s shareholders or others pursuant to Rule 14a-1(1)(2)(iv) under the Exchange Act, (ii) participate in, or take any action pursuant to any “shareholder access” proposal that may be adopted by the SEC, whether in accordance with proposed Rule 14a-11 or otherwise, or (iii) conduct any nonbinding referendum;

    (i) make any statement or disclose to any Person, or otherwise induce, encourage, discuss or facilitate, any intention, plan or arrangement inconsistent with the foregoing or which would result in the Company or any of its Affiliates to be required to make any such disclosure in any filing with a governmental entity or being required to make a public announcement with respect thereto;

    (j) bring any action or otherwise act to contest the validity of this Article IV (including this SECTION 4.1) or seek a release from the restrictions contained in this Article IV; or

    (k) request the Company or any of its Affiliates, Directors, officers, employees, representatives, advisors or agents, or any party hereto, directly or indirectly, to amend or waive this Article IV, the Charter or the By-laws (or similar constituent documents) of the Company or any of its Affiliates.

    SECTION 4.2 Termination of Standstill Agreement. The standstill agreement set forth in SECTION 4.1 shall expire on the Put Expiration Date (other than as a result of the elimination of the Put Option pursuant to SECTION 5.2), unless terminated sooner pursuant to Article XI.

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    SECTION 4.3 Exceptions to Standstill Agreement. If the Company shall have entered into a definitive agreement providing for, or, in the case of clause (ii) below, the Board shall have recommended in favor of, (i) any direct or indirect acquisition or purchase by any Person or Group of a majority of the issued and outstanding Common Shares, (ii) any tender offer or exchange offer that if consummated would result in any Person or Group acquiring a majority of the issued and outstanding Common Shares or (iii) any merger, consolidation, share exchange or other business combination involving the Company which, if consummated, would result in the shareholders of the Company immediately prior to the consummation of such transaction ceasing to own at least a majority of the equity interests in the surviving entity (or any direct or indirect parent of such surviving entity), then notwithstanding anything contained herein to the contrary, St. George may take actions otherwise prohibited by SECTION 4.1 if such actions are consistent with such definitive agreement or tender offer or exchange offer.

ARTICLE V.
PUT OPTION
    SECTION 5.1 Put Option. During the period beginning on the Put Commencement Date and terminating one hundred and eighty (180) days thereafter (the “Put Exercise Period”) St. George shall have the right and option on up to three (3) occasions (the “Put Option”), exercisable from time to time by written notice (the “Put Notice”) delivered to Company by registered mail, overnight courier or facsimile stating that St. George intends to exercise its rights pursuant to this SECTION 5.1, to sell to Company and to cause Company to purchase from St. George any or all of the Common Shares and Conversion Shares then held by St. George (such number of Shares specified in such Put Notice, the “Put Shares”), for an aggregate purchase price equal to the Put Price. Each time that St. George exercises the Put Option, the number of Put Shares shall be at least ten percent (10%) of the Common Shares and Conversion Shares then held by St. George. The Put Notice shall also specify the Put Closing Date. The Put Notice shall be deemed to have been delivered (i) five (5) Business Days after being mailed by registered mail (return receipt requested and postage prepaid) to the recipient, (ii) one (1) Business Day after being sent by overnight courier (receipt confirmation requested) or (iii) if sent by facsimile transmission, on the date of such transmission, with a confirming copy deposited in the United States mail, postage prepaid. If St. George fails to deliver a Put Notice during the Put Exercise Period, St. George shall have forfeited the Put Option.

    SECTION 5.2 Elimination of the Put Option. After the SEC Effective Date, the Put Option shall be eliminated if the Company creates Shareholder Value. “Shareholder Value” is defined as the occurrence of one of the following: (i) if following the SEC Effective Date, within any rolling 90 trading day period (in which the Registration Statement is continuously effective) the average of the 30 highest Volume Weighted Average Prices (not required to be consecutive) of the Common Shares is greater than $2.21 or (ii) if following the SEC Effective Date, within any rolling 90 trading day period (in which the Registration Statement is continuously effective) the average Volume Weighted Average Price of the Common Shares for 20 consecutive trading days is greater than $2.21. For the avoidance of doubt, all of the days in the computation of (i) and (ii) above shall fall within a period when the Registration

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Statement is continuously effective. If the Put Option is eliminated, then St. George may sell or otherwise transfer the Shares pursuant to SECTION 3.5 or may continue to hold the Shares subject to the terms and conditions of this Agreement, including the voting agreement set forth in Article III and the standstill agreement set forth in Article IV. If the Put Option is eliminated pursuant to this SECTION 5.2, in connection with any sale, transfer or other disposition permitted by SECTION 3.5, St. George shall in no event sell Common Shares or Conversion Shares as a result of which its Beneficial Ownership of Common Shares would be less than 1,882,583 Shares until March 31, 2012, at which time the restrictions contained in this sentence shall be eliminated.

    SECTION 5.3 Acceleration of the Put Option. The Put Commencement Date shall accelerate and the Put Option shall become immediately exercisable by St. George, in accordance with the procedures and terms set forth in this Article V, upon the occurrence of an Event of Default which is not cured as provided in SECTION 11.2.

    SECTION 5.4 Put Price. For purposes hereof, with respect to each exercise of the Put Option, the term “Put Price” shall mean the Put Price Per Share multiplied by the number of Put Shares.

    SECTION 5.5 Put Price Per Share. The “Put Price Per Share” shall be equal to the Market Price.

    SECTION 5.6 Put Closing Date. St. George shall fix the date (a “Put Closing Date”) for the exercise of a Put Option no earlier than ten (10) but not more than thirty (30) Business Days after the Put Notice is deemed to be delivered as set forth in SECTION 5.1 hereof.

    SECTION 5.7 Closing Deliveries. On the Put Closing Date, St. George will physically or electronically deliver certificates representing the Put Shares (if physical certificate delivery, duly endorsed for transfer by St. George or accompanied by duly executed stock powers in blank) to Company, and Company shall deliver payment of the Put Price in cash by wire transfer of immediately available funds to an account at a bank designated by St. George.

    SECTION 5.8 Non-compliance. If the Company does not honor the Put Option and comply with the terms of this Article V, interest shall be due and payable on the portion of the Put Price not paid at an annual rate of eighteen percent (18%) payable monthly in cash.

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ARTICLE VI.
CALL OPTION
    SECTION 6.1 Call Option. During the period beginning on the Effective Date and terminating on September 30, 2011 (the “Call Exercise Period”) Companyshall have the right and option (the “Call Option”), exercisable by written notice (the “Call Notice”) delivered to St. George by registered mail, overnight courier or facsimile stating that Company intends to exercise its rights pursuant to this SECTION 6.1, to purchase from St. George and to cause St. George to sell to Company all, but not less than all, of the Common Shares and Conversion Shares then held by St. George (the “Call Shares”) for an aggregate purchase price equal to the Call Price. The Call Notice shall also specify the Call Closing Date. Additionally, the Call Option may only be exercised in conjunction with and at the same time as the Preferred Call Option, the Call Option must be exercised if Company exercises the Preferred Call Option, and the Preferred Call Option must be exercised if the Company exercises the Call Option. The Call Notice shall be deemed to have been delivered (i) five (5) Business Days after being mailed by registered mail (return receipt requested and postage prepaid) to the recipient, (ii) one (1) Business Day after being sent by overnight courier (receipt confirmation requested) or (iii) if sent by facsimile transmission, on the date of such transmission, with a confirming copy deposited in the United States mail, postage prepaid. If Company fails to deliver a Call Notice during the Call Exercise Period, Company shall have forfeited the Call Option.

    SECTION 6.2 Elimination of the Call Option. The Call Option shall be eliminated upon the occurrence of one of the following: (i) the Put Option is eliminated pursuant to SECTION 5.2, (ii) the Put Commencement Date is accelerated pursuant to SECTION 5.3, or (iii) a Triggering Event.

    SECTION 6.3 Call Price. For purposes hereof, the term “Call Price” shall mean the Call Price Per Share multiplied by the number of Call Shares.

    SECTION 6.4 Call Price Per Share. If the Call Closing Date occurs during the period beginning on the Effective Date and ending on June 30, 2011, the “Call Price Per Share” shall be equal to the Market Price less ten percent (10%). If the Call Closing Date occurs during the period beginning on July 1, 2011 and ending on September 30, 2011, the Call Price Per Share shall be equal to the Market Price.

    SECTION 6.5 Call Closing Date. Company shall fix the date (the “Call Closing Date”) for the exercise of the Call Option no earlier than ten (10) but not more than thirty (30) Business Days after the Call Notice is deemed to be delivered as set forth in SECTION 6.1 hereof.

    SECTION 6.6 Closing Deliveries. On the Call Closing Date, St. George will physically or electronically deliver certificates representing the Call Shares (if physical certificate delivery, duly endorsed for transfer by St. George or accompanied by duly executed stock powers in blank) to Company, and Company shall deliver payment of the Call Price in cash by wire transfer of immediately available funds to an account at a bank designated by Company. The Call Option and the Preferred Call Option may only be paid in cash.

    SECTION 6.7 Section 16 Compliance. Company shall not exercise the Call Option at any time that would result in St. George incurring short swing profitliability to permit the recapture of profits by the Company pursuant to Section 16 of the Exchange Act involving an equity security in a transaction within a period of 6 months.

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ARTICLE VII.
CONDITIONS PRECEDENT

    SECTION 7.1 Conditions to Obligations of Company and St. George. The obligations of Company and St. George to consummate the transactions contemplated by this Agreement to occur on each Put Closing Date or Call Closing Date shall be subject to the satisfaction or waiver of the following conditions on or prior to the applicable Put Closing Date or Call Closing Date:

       (a) No Injunction. No preliminary or permanent injunction or other order shall have been issued by any court of competent jurisdiction, or by a governmental or regulatory body, which remains in effect and invalidates any or all of the provisions of this Agreement or prohibits or enjoins the consummation of any of the transactions contemplated by this Agreement.

       (b) No Prohibitions. A prohibition shall not exist on the repurchase under, and the repurchase shall not otherwise violate, Section 345 of the Michigan Business Corporation Act of 1972, as amended, or any other applicable successor statute, or the applicable statutes of any state in which Company reincorporates.

ARTICLE VIII.
PREFERRED CALL
    SECTION 8.1 Preferred Call. At any time after May 1, 2010 and prior to the earlier of (x) July 1, 2011 and (y) the Company’s filing of a Registration Statement for the Shares, the Company may give written notice to St. George (the “Preferred Call Notice”) that it has elected to require that St. George make an investment of up to $600,000 in the Company by purchasing newly-issued shares of Series A Convertible Preferred Stock (the “Preferred Stock”) which have the rights, preferences, privileges and restrictions set forth on the Certificate of Designation attached hereto as Exhibit A (the “Certificate of Designation”). The number of shares of Preferred Stock to be issued to St. George (the “Preferred Issuance”) shall be equal to 600,000 divided by the VWAP for the common stock for the thirty calendar days immediately prior to the date of issuance of the shares; provided that if there has occurred a Triggering Event, the VWAP shall be based on the thirty calendar days prior to the earliest of the Triggering Events. The Company shall concurrently with the giving of notice of the exercise of the Preferred Call take such actions as are necessary to adopt and file the Certificate of Designation which shall authorize a sufficient number of shares of Preferred Stock for both the Preferred Issuance and additional shares for the paymentof dividends in kind and shall reserve a sufficient number of Common Shares for issuance upon the conversion of the Preferred Shares. The Preferred Shares shall (i) be convertible into Common Shares at any time; (ii) receive a quarterly dividend at a rate of three percent (3%) annually to be paid in cash or in additional Preferred Shares at the Company’s election; and (iii) be non-voting except for matters that affect the class of Preferred Shares. Any Conversion Shares shall be subject to all of the terms and conditions of this Agreement, including the Put Option and Call Option.

    SECTION 8.2 Purchase of Preferred Shares. Within five Business Days following receipt of the Preferred Call Notice together with evidence of the filing of the Certificate of Designation, St. George shall purchase from the Company for $600,000 cash by wire transfer the Preferred Issuance and the Company shall either issue certificates evidencing the Preferred Issuance or book-entry transfers reflecting the Preferred Issuance.

ARTICLE IX.
REGISTRATION RIGHTS

    SECTION 9.1 Registration. The Company shall prepare and, on or prior to June 30, 2011, file with the SEC a Registration Statement on Form S-3 (or, if the Company is not eligible to use such form at the time of filing with the SEC, Form S-1) which, on the date of filing with the SEC, covers the resale of Common Shares equal to the number of Common Shares, Conversion Shares and Make-Whole Shares held by St. George or which may be issued to St. George pursuant to this Agreement. Without the written consent of St. George, the Registration Statement shall not include securities to be sold for the account of any Person that holds Common Shares (or any other security holder of Company), other than St. George and other than Common Shares issued in connection with an acquisition or strategic transaction approved by a majority of the Board provided that if Company and St. George determine in good faith that due to market conditions, not all such Common Shares can be registered, all Shares of St. George shall be registered before any Common Shares of any other Person shall be registered. The Company shall request the Registration Statement to remain effective during the Registration Period.

    SECTION 9.2 Other Registrations. Prior to the SEC Effective Date, the Company shall not file any other registration statement or any amendment thereto with the SEC under the Securities Act, or request the acceleration of the effectiveness of any other registration statement previously filed with the SEC, for any Person that holds Common Shares (or any other security holder of Company), other than St. George (or subject to the provisions of SECTION 9.1, for a Person in connection with an acquisition or strategic transaction).

    SECTION 9.3 Reports. The Company shall file all reports required to be filed by the Company with the SEC in a timely manner so as to obtain and/or maintain eligibility for the use of Form S-3.

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    SECTION 9.4 Expenses. All reasonable expenses (other than underwriting discounts and commissions and other fees and expenses of investment bankers engaged by St. George and other than brokerage commissions), incurred in connection with registrations, filings or qualifications pursuant to this Article IX, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees and the fees and disbursements of counsel for the Company, shall be borne by the Company.

ARTICLE X.
COVENANTS
    SECTION 10.1 Covenants of Company. Company agrees that, during the period beginning on the Effective Date and ending on the earlier of (i) the expiration of the Put Exercise Period or (ii) the Company’s payment in full of the Put Obligations:

       (a) Company shall not enter into any agreement that would interfere with this Agreement (e.g. a loan agreement that restricts equity redemptions or dividends);

       (b) Company shall not permit its unrestricted cash to fall below twenty percent (20%) of Shareholders Equity (as measured in the Company’s audited financial statements for Fiscal Year 2010). Company shall provide St. George with a pro forma estimate of Shareholders Equity as of June 30, 2010. For purposes of this paragraph, the proceeds of St. George’s purchase of Preferred Shares pursuant to ARTICLE VIII shall not be included within Shareholders’ Equity. Company shall provide a certificate to St. George within ten (10) days after the end of each calendar month certifying that Company is in compliance with the covenant contained in this paragraph; provided that the certificate shall be based on the Company’s pro forma estimate of Shareholders Equity as of June 30, 2010 (which shall be updated each month), until the audited financial statements for Fiscal Year 2010 have been prepared.

       (c) In addition to SECTION 10.1(b) above, as restrictions are lifted from any restricted cash on the Company’s balance sheet as reported in its quarterly report for the quarter ending December 31, 2009, an additional amount of cash shall be reserved for the purpose of honoring the Put Option and the Preferred Put Option, if and when the options are exercised by St. George; provided that the cash reserved pursuant to SECTION 10.1(b) together with the cash reserved pursuant to this SECTION 10.1(c) shall not exceed the Put Obligations; and provided that the cash reserved pursuant to SECTION 10.1(b) together with the cash reserved pursuant to this SECTION 10.1(c) shall be equal to, but shall not be required to exceed, 65% of the Put Obligations as of May 31, 2010, 85% of the Put Obligations as of June 30, 2010 and 100% of the Put Obligations as of July 31, 2010. The certificate provided in SECTION 10.1(b) shall also certify that these percentages have been met. If Shares are acquired after the Effective Date that are subject to either the Put Option or Preferred Put

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Option, then St. George shall notify the Company in writing (with the filing of Form 4’s with the SEC constituting sufficient notice), and the Company shall have two months to set aside sufficient cash to satisfy the Put Obligations with respect to these Shares, and the Company shall certify as to compliance with the forgoing in its monthly compliance certificates referred to in SECTION 10.1(b). After achieving compliance with the cash set aside requirements in each instance, the Company shall thereafter maintain sufficient cash to satisfy 100% of the Put Obligations until the earlier of the expiration of the Put Exercise Period or the Company’s payment in full of the Put Obligations. If St. George elects in writing not to exercise the Put Option and the Preferred Put Option, or if the Put Option and the Preferred Put Option expire in accordance with their terms, the Company shall be permitted to use this cash for any other operating purpose.

    (d) After any Put Commencement Date, the Company shall maintain sufficient liquidity and cash resources to be able to honor the Put Option and the Preferred Put Option in compliance with Section 345 of the Michigan Business Corporation Act of 1972, as amended, or any other applicable successor statute, or the applicable statutes of any state in which Company reincorporates; and

    (e) In lieu of maintaining the covenant contained in SECTION 10.1(b), the Company may provide a letter of credit in the amount of the Put Price that names St. George as the account beneficiary, and in a form acceptable to St. George exercising reasonable judgment, or otherwise establish a segregated and dedicated account containing an amount equal to the Put Price that is specially and exclusively reserved for the benefit of St. George if and when it elects to exercise the Put Option and the Preferred Put Option.

    SECTION 10.2 Cooperation; Further Assurances.

    (a) Subject to the terms and conditions of this Agreement, each of the Parties shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including providing information and using reasonable efforts to obtain all necessary or appropriate waivers, consents and approvals, and effecting all necessary registrations and filings.

    (b) In case at any time before or after any Put Closing Date or Call Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of the Parties shall execute such further documents (including assignments, acknowledgments and consents and other instruments of transfer) and shall take such further action as shall be necessary or desirable to carry out the purposes of this Agreement, in each case to the extent not inconsistent with applicable law.

    (c) Subject to the terms and conditions hereof, each of the Parties shall use its reasonable efforts to cause the fulfillment at the earliest practicable date of all of the conditions to the obligations of the Parties to consummate the transactions contemplated by this Agreement.

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    (d) Insofar as any applicable law or regulation changes after the Effective Date in a manner that prevents St. George from realizing the benefit of its bargain hereunder (e.g., change in securities laws affecting registration statement or sales), the Company shall cooperate with St. George to deliver to St. George the benefit of its bargain as closely as possible to the original terms contained herein.

    SECTION 10.3 Public Disclosure. With respect to any public disclosure required to be made by any Party of the existence of this Agreement, the contents hereof or the transactions contemplated hereby, such Party shall give the other Party at least one (1) Business Day to review its proposed form of public disclosure.

    SECTION 10.4 Observation Rights. From the Effective Date until the earlier of (i) the expiration of the Put Exercise Period or (ii) the Company’s payment in full of the Put Obligations, the Company shall give a designee of St. George copies of all notices, minutes, consents, and other material that it provides to its Directors at or about the same time as delivered to the Directors. A designee of St. George shall have the right to attend, in a non-voting observer status, all meetings of the Board and all meetings of any committees of the Board. Notwithstanding anything to the contrary in this Section, the Company reserves the right to withhold any information and to exclude a St. George observer from any meeting or portion thereof (so long as the Company notifies such observer of such withholding or exclusion) if access to such information or attendance at such meeting would (i) in the reasonable judgment of the Company’s outside counsel, prevent the members of the Board from engaging in attorney-client privileged communication with counsel to the material detriment of the Company or (ii) in the good faith determination of a majority of the members of such Board, result in a conflict of interest with St. George. The Company will withhold information and restrict attendance at meetings only under the circumstances set forth in the preceding sentence and will notify St. George in advance at least one (1) Business Day of any action taken by its Board at any meeting at which attendance by such observer is so restricted (except to the extent that such notification would jeopardize the privilege that the Company was seeking to preserve or would result in the conflict that the Company was seeking to avoid). St. George and its designee shall be subject to all of the Company’s inside trading policies.

    SECTION 10.5 Covenants of St. George. St. George covenants and agrees with the Company that during the period beginning on the Effective Date and terminating on the Put Commencement Date:

       (a) It shall use commercially reasonable efforts to assist the Company, upon Company’s request, in identifying possible merger or acquisition opportunities for the Company without charging any fees in connection with these services; provided, however, that St. George makes no assurances that any possible merger or acquisition candidate will be acceptable to the Company’s Board of Directors or its shareholders (and the Company shall not use this SECTION 10.5(a) as a defense to excuse any performance on the Company’s part of its obligations under this Agreement).

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       (b) It shall withdraw, as of the Effective Date, the nominations it made for the Company’s Board as indicated in the preliminary proxy on Schedule 14(a) and 13D-A filed on or around January 22, 2010; and

       (c) It shall not, directly or indirectly, alone or with its Affiliates, acquire more than thirty five percent (35%) of the issued and outstanding Common Shares, provided that the foregoing limitation shall not include the Conversion Shares.

ARTICLE XI.
DEFAULT
    SECTION 11.1 Default. Company will be deemed in default under this Agreement upon the occurrence of any of the following (each an “Event of Default”):

       (a) Company breaches this Agreement, and such breach is not cured by Company within ten (10) days of receipt of notice of breach;

       (b) Company becomes insolvent, or admits in writing its inability to pay debts as they become due, a petition under any section or chapter of the Bankruptcy Reform Act of 1978 or any similar law or regulation is filed by or against Company (provided, however, that if the filing of a Bankruptcy petition is involuntary, Company shall have 30 days from the date of filing to have said petition dismissed), or Company shall make an assignment for the benefit of creditors;

       (c) A judgment is entered by a court of competent jurisdiction against Company in excess of two million dollars ($2,000,000) which is not stayed or discharged within sixty (60) days, and the Company does not have sufficient cash on hand to honor the Put Option and Preferred Put Option;

       (d) The Company becomes delinquent in its periodic reporting requirements under Section 13 of the Exchange Act that has the effect to bar St. George from reliance on Rule 144 of the Securities Act or to preclude the use of an effective Registration Statement;

       (e) The Common Shares are delisted from a national securities exchange, NASDAQ, or fail to be quoted on the OTC Bulletin Board; or

       (f) Following the exercise of the Preferred Call, there is an Event of Default under the Certificate of Designations.

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    SECTION 11.2 Notice of Default. Upon the occurrence of an Event of Default, St. George shall send a notice of default to Company. The notice of default shall include the default date. If the default is not cured within any applicable cure period, in addition to all other rights and remedies provided at law or in equity or elsewhere in this Agreement, the Put Commencement Date shall accelerate to the later of (x) the default date specified in the notice pursuant to SECTION 5.3 if there is no cure period or (y) the last date of any applicable cure period. Additionally, as of the date of an Event of Default which is not cured within any applicable cure period, the voting agreement and proxy set forth in SECTION 3.1 and SECTION 3.2, and the standstill agreement set forth in SECTION 4.1, shall terminate.

    SECTION 11.3 Make-Whole Shares. If the Company does not honor the Put Option or the Preferred Put Option in full because the Company has insufficient cash or is otherwise under a restraint that prevents the Company’s compliance, then, St. George shall be deemed to be a creditor of Company in the amount of the outstanding balance of the Put Obligations, together with interest on the Put Obligations at the rate of eighteen percent (18%) per annum. With respect to the Put Shares that have not been honored for payment, those Shares shall be deemed redeemed by the Company as of the Put Closing Date and St. George shall have no power or authority to control the disposition or voting of those Shares. At St. George’s option, St. George may elect to draw down tranches of Common Shares, subject to the limitation below, for sale in the market and will apply the net proceeds (after commissions) to the outstanding balance of the Put Obligations, plus interest. Insofar as the net proceeds of any tranche of Common Shares is insufficient to extinguish the Put Obligations, St. George may request from time to time further tranches of Common Shares until Company either pays the Put Obligations in cash or the net proceeds from the sale of Common Shares are sufficient to extinguish the Put Obligations. Each tranche of Common Shares requested by St. George shall not exceed 9.9% of the issued and outstanding Common Shares of Company. The Company shall electronically deliver the tranche shares to an account designated by St. George within 3 Business Days of the Company’s receipt of the request. All Common Shares issued to St. George following Company’s failure to honor the Put Option or the Preferred Put Option pursuant to this SECTION 11.3 shall be referred to as “Make-Whole Shares”. On the Put Closing Date, the Put Shares shall be deemed to be redeemed

ARTICLE XII.
INDEMNIFICATION
    SECTION 12.1 Indemnification. Company hereby unconditionally agrees to indemnify and hold harmless St. George and each of its Affiliates, members, managers, directors, officers, agents, successors and assigns (each a “St. George Party”; collectively, “St. George Parties”) to the fullest extent permitted by law, from and against any and all losses, claims, damages, obligations, penalties, judgments, awards, costs, disbursements and liabilities (including amounts paid in settlement) (collectively, “Losses”) and expenses, including, without limitation, all fees and expenses of each of the St. George Parties’ counsel and each of the St. George Parties’ reasonable out-of-pocket expenses actually and reasonably incurred by each of the St. George Parties or on their behalf in connection with the investigation of any pending or threatened claims or the preparation for, the defense of, or the furnishing of evidence in, any pending or threatened litigation, claim, investigation or proceedings,

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in which any of the St. George Parties is an actual or threatened party or participant thereto (collectively, “Expenses”) based upon or arising out of any issue or controversy that is in any way related to any claim, cause of action, allegation, action, suit, proceeding, litigation, arbitration or investigation brought by or against any St. George Party at law or in equity, or before or by any federal, state, municipal, foreign or other governmental department, commission, board, agency, instrumentality or authority by any third party (other than Company) relating to Board action or inaction while St. George or its designee has observer status to the Board as provided in SECTION 10.4. Expenses will be reimbursed or advanced when and as incurred or within thirty (30) days upon submission by any of the St. George Parties of statements to Company. Company shall not be required to indemnify a St. George Party to the extent that a court or tribunal finds that it is unlawful or against public policy to do so.

    SECTION 12.2 Indemnification Procedure. If any litigation, investigation or proceeding is commenced as to which a St. George Party proposes to demand indemnification pursuant to SECTION 12.1, the St. George Party will notify Company with reasonable promptness; provided, however, that any failure by the St. George Party to notify the Company will relieve the Company from its obligations only to the extent the Company has been prejudiced by such failure or delay. The St. George Party will have the right to retain counsel (and local counsel, if appropriate) of its own choice to represent it (but subject to the Company’s prior approval, which approval shall not be unreasonably withheld). The Company will pay the reasonable fees, expenses and disbursements of such counsel within thirty (30) days upon submission by the St. George Party of detailed statements describing the services performed, applicable hourly rates and amounts charged. The Company retains the right to participate in the defense of such litigation, investigation or proceeding as to which the St. George Party seeks indemnification through counsel of the Company’s choice (the cost of which will be paid by the Company) and the St. George Party will reasonably cooperate with such counsel and the Company (including, keeping the Company reasonably informed of the defense, unless cooperation conflicts with the St. George Party’s own interests). Company will be liable for any settlement of any claim made against a St. George Party; provided that St. George Party shall not settle a claim without the written consent of Company, which consent will not be unreasonably withheld. Company shall not settle a claim brought against a St. George Party without the written consent of the St. George Party, which consent will not be unreasonably withheld unless the settlement solely involves the payment of monetary damages by Company.

ARTICLE XIII.
REPRESENTATIONS AND WARRANTIES

    SECTION 13.1 Representations and Warranties of Company. Company represents and warrants to St. George as of the date hereof that:

       (a) Due Incorporation. Company is a corporation duly organized, validly existing and in good standing under the laws of Michigan.

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       (b) Authority, Execution and Binding Effect. The execution, delivery and performance by Company of this Agreement and the transactions contemplated hereby are within its corporate powers, and have been duly authorized by all necessary action on the part of Company, and no other corporate act or proceeding on the part of Company is necessary to approve the execution and delivery of this Agreement or the consummation by Company of the transactions contemplated hereby. This Agreement has been validly executed and delivered by Company. Assuming due authorization, execution and delivery by St. George, this Agreement constitutes a valid and binding agreement of Company, enforceable against Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement or creditors’ rights generally or by equitable principles.

       (c) No Governmental Consent Required. The execution, delivery and performance by Company of this Agreement require no order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official except such as have been obtained or except where the failure to obtain any such order, license, consent, authorization, approval or exemption or give any such notice or make any filing or registration would not, in the aggregate, reasonably be expected to adversely affect the ability of Company to perform its obligations hereunder.

       (d) No Conflicts. The execution, delivery and performance of this Agreement by Company will not, with or without the giving of notice or lapse of time, or both, (i) conflict with the Charter or By-laws or similar constitutive documents of Company or (ii) result in any breach of any terms or provisions of, or constitute a default under, or conflict with any material contract, agreement or instrument to which Company is a party or by which Company is bound, except for such breaches, defaults or conflicts which, individually or in the aggregate, would not be likely to have a material adverse effect on the financial position, results of operations or business of Company, or (iii) violate any material provision of law, statute, rule or regulation to which it is subject or any material order, judgment or decree applicable to Company.

       (e) Litigation. There is no claim, cause of action, allegation, action, suit, proceeding, litigation, arbitration or investigation (“Action”) pending or, to Company’s knowledge, threatened (i) by or against Company or any of its Affiliates which would be likely to prevent, materially interfere with or materially delay the consummation of the transactions contemplated hereby or (ii) with respect to the transactions contemplated hereby, at law or in equity, or before or by any federal, state, municipal, foreign or other governmental department, commission, board, agency, instrumentality or authority which, if adversely determined, would be likely to prevent, materially interfere with or materially delay the consummation of the transactions contemplated hereby. There is no order, decree, injunction or judgment pending or in effect against Company or any of its Affiliates which would be likely to prevent, materially interfere with or materially delay the consummation of the transactions contemplated hereby.

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       (f) Preferred Shares. The Preferred Shares if sold to St. George upon exercise of the Preferred Call, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and non-assessable. The Common Shares issuable upon conversion of the Preferred Shares will have been duly and validly reserved for issuance and, upon issuance, will be duly and validly issued, fully paid and non-assessable.

       (g) Authorized Capital. The authorized capital of the Company consists, or will consist as of the Effective Date, of 15,000,000 shares of Common Shares and 5,000,000 preferred shares.

       (h) No Other Securities. Except for issued and outstanding Common Shares and the rights of the holders thereof, and the rights and obligations created by this Agreement, including the issuance of the Preferred Shares if the Preferred Call is exercised, (A) there are no subscriptions, preemptive rights, options, convertible securities, warrants, conversion privileges or other rights (or agreements for any such rights, contingent or otherwise) outstanding to purchase or otherwise obtain any of the Company’s capital stock, (B) the Company has no obligation (contingent or otherwise) to issue subscriptions, preemptive rights, options, convertible securities, warrants, conversion privileges or other rights or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Company, and (C) the Company has no obligation (contingent or otherwise) to purchase, redeem, or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any distribution in respect thereof.

    SECTION 13.2 Representations and Warranties of St. George. St. George represents and warrants to Company as of the date hereof that:

       (a) Due Organization. St. George is a limited liability company, duly organized, validly existing and in good standing, under the laws of Illinois.

       (b) Authority, Execution and Binding Effect. The execution, delivery and performance by St. George of this Agreement and the transactions contemplated hereby are within its corporate powers, and have been duly authorized by all necessary action on the part of St. George, and no other corporate act or proceeding on the part of St. George is necessary to approve the execution and delivery of this Agreement or the consummation by St. George of the transactions contemplated hereby. This Agreement has been validly executed and delivered by St. George. Assuming due authorization, execution and delivery by Company, this Agreement constitutes a valid and binding agreement of St. George, enforceable against St. George in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement or creditors’ rights generally or by equitable principles.

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       (c) No Governmental Consent Required. The execution, delivery and performance by St. George of this Agreement require no order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official except such as have been obtained or except where the failure to obtain any such order, license, consent, authorization, approval or exemption or give any such notice or make any filing or registration would not, in the aggregate, reasonably be expected to adversely affect the ability of St. George to perform its obligations hereunder.

       (d) No Conflicts. The execution, delivery and performance of this Agreement by St. George will not, with or without the giving of notice or lapse of time, or both, (i) conflict with the operating agreement or similar constitutive documents of St. George or (ii) result in any breach of any terms or provisions of, or constitute a default under, or conflict with any material contract, agreement or instrument to which St. George is a party or by which St. George is bound, except for such breaches, defaults or conflicts which, individually or in the aggregate, would not be likely to have a material adverse effect on the financial position, results of operations or business of St. George or (iii) violate any material provision of law, statute, rule or regulation to which it is subject or any material order, judgment or decree applicable to St. George.

       (e) Stock Ownership; Title to Shares. John M. Fife and Iliad Research and Trading, L.P. have assigned all of their Beneficial Ownership rights in and to the Shares to St. George. St. George Beneficially Owns 1,882,583 Common Shares as of the date hereof. All of the Shares are as of the date hereof and will be on each Put Closing Date or Call Closing Date owned beneficially and of record by St. George, free and clear of all Encumbrances. When Company acquires the Shares pursuant to the provisions of this Agreement, upon payment of the Put Price or the Call Price, as applicable, it will receive the Shares free and clear of any Encumbrances other than Encumbrances resulting from acts or omissions of or created by Company.

       (f) Litigation. There is no Action pending or, to St. George’s knowledge, threatened (i) by or against St. George or any of its Affiliates which would be likely to prevent, materially interfere with or materially delay the consummation of the transactions contemplated hereby or (ii) with respect to the transactions contemplated hereby, at law or in equity, or before or by any federal, state, municipal, foreign or other governmental department, commission, board, agency, instrumentality or authority which, if adversely determined, would be likely to prevent, materially interfere with or materially delay the consummation of the transactions contemplated hereby. There is no order, decree, injunction or judgment pending or in effect against St. George which would be likely to prevent, materially interfere with or materially delay the consummation of the transactions contemplated hereby.

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       (g) Information. St. George has received all the information it considers necessary or appropriate for deciding whether to purchase the Preferred Shares. St. George further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the Preferred Shares and the business, properties, prospects and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access.

       (h) Financial Experience. St. George is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act, and experienced in evaluating and investing in private placement transactions of securities of companies in a similar stage of development and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Preferred Shares. St. George also represents that it has not been organized for the purpose of acquiring the Preferred Shares.

ARTICLE XIV.
NOTICE
    SECTION 14.1 Notice. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed to have been delivered (i) five (5) Business Days after being mailed by registered mail (return receipt requested and postage prepaid) to the recipient, (ii) one (1) Business Day after being sent by overnight courier (receipt confirmation requested) or (iii) if sent by facsimile transmission, on the date of such transmission, with a confirming copy deposited in the United States mail, postage prepaid. All notices shall be addressed as follows, or to such other address as any party hereto may from time to time designate in writing delivered in a like manner.

If to Company:

United American Healthcare Corporation
300 River Place, Suite 4950
Detroit, Michigan 48207-4291
Attention: William Brooks, President
Facsimile: 313-393-3394

with a required copy to:

Honigman Miller Schwartz and Cohn LLP
2290 First National Building
660 Woodward Avenue
Detroit, Michigan 48226
Attention: Alex L. Parrish, Esq.
Facsimile: (313) 465-7513

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If to St. George:

St. George Investments, LLC
c/o Fife Trading, Inc.
303 E. Wacker Drive, Suite 311
Chicago, IL 60601
Attention: John M. Fife, President
Facsimile: 312-819-9701

with a required copy to:

Lathrop & Gage LLC
100 North Riverside Plaza
Suite 2100
Chicago, IL 60606
Attention: Eric M. Fogel, Esq.
Facsimile: 312-920-3305

ARTICLE XV.
GENERAL PROVISIONS
    SECTION 15.1 Captions. The paragraph titles or captions contained in this Agreement are for convenience only and shall not be deemed a part of this Agreement.

    SECTION 15.2 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be unenforceable or invalid under applicable law, such provision shall be ineffective only to the extent of such unenforceability or invalidity and the remaining provisions of this Agreement shall continue to be binding and in full force and effect.

    SECTION 15.3 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto relating to the subject matter hereof. No change, amendment or modification of this Agreement shall be valid unless the same shall be in writing and signed by the parties hereto.

    SECTION 15.4 Specific Performance. Each of the parties hereto acknowledges that a breach by it of any provision contained in this Agreement will cause the other party to sustain damage for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach, the aggrieved party shall be entitled to the remedy of specific performance of such agreement and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity. Each of Company and St. George irrevocably submit to the jurisdiction of the courts of the State of Michigan and the federal courts located in the State of Michigan in respect of the interpretation and enforcement of the provisions of this Agreement.

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    SECTION 15.5 No Waiver. The failure of any party to insist, in one or more instances, on performance by any other in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of any right granted hereunder or of the future performance of any term or condition of this Agreement unless such waiver or relinquishment is contained in writing signed by or on behalf of any such party. The remedies in this Agreement are cumulative and are not exclusive of any other remedies provided by law or in equity.

    SECTION 15.6 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Michigan.

    SECTION 15.7 Assignment. Except as otherwise provided herein, no party hereto may assign its or his rights or delegate its or his duties hereunder without the prior written consent of the other parties.

    SECTION 15.8 Binding Effect. Except as otherwise provided herein, this Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, personal representatives, successors and, to the extent permitted hereby, assigns.

    SECTION 15.9 Attorneys Fees. In the event any action is instituted by a party hereto regarding the construction of any term herein or to recover damage because of the breach of any term of this Agreement, the prevailing party in such action shall be entitled to reasonable reimbursement from the non-prevailing party, including, but not limited to attorneys’ fees, costs and expenses incurred as a result thereof.

    SECTION 15.10 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute a single instrument.

    SECTION 15.11 Survival. The representations, warranties and indemnification agreements made in this Agreement, and any liability for breach of any agreement or any inaccuracy of or omission from any representation or warranty under this Agreement shall survive the termination of this Agreement.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:

United American Healthcare Corporation,
a Michigan corporation

By:	/s/ William C. Brooks
William C. Brooks, President and Chief Executive Officer

ST. GEORGE:

St. George Investments, LLC,
an Illinois limited liability company

By: Fife Trading, Inc.,
an Illinois corporation, its Manager

By:	/s/ John M. Fife
John M. Fife, President

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EXHIBIT A

CERTIFICATE OF DESIGNATIONS,
PREFERENCES AND RIGHTS
of
SERIES A CONVERTIBLE PREFERRED STOCK
of
UNITED AMERICAN HEALTHCARE CORPORATION

(Pursuant to Section 450.1302 of the Michigan Business Corporation Act)

    United American Healthcare Corporation (the “Company”), a corporation organized and existing under the Michigan Business Corporation Act, as amended (the “Michigan Act”), hereby certifies that, pursuant to authority granted by Article III of the Restated Articles of Incorporation of the Corporation, as amended, and in accordance with the provisions of Section 450.1302 of the Michigan Act, the Board of Directors of the Company (the “Board of Directors” or the “Board”) has adopted the following resolutions, at a meeting duly called and held on                                ,                                 :

    RESOLVED, that there is hereby established a series of Preferred Stock (the “Preferred Stock”), no par value per share, and the designation and certain terms, powers, preferences and relative, participating and other rights and certain qualifications, limitations and restrictions thereon, are hereby fixed as follows:

Capitalized terms used and not otherwise immediately defined are defined in Section 10.

    1. Designation and Amount. The series of Preferred Stock shall be designated as Series A Convertible Preferred Stock (the “Series A Convertible Preferred Stock”) and the number of shares so designated shall be                   plus                   shares to enable the Company to satisfy all dividends that may accrue hereunder.

    2. Stated Value. The stated value of each issued share of Series A Convertible Preferred Stock shall be deemed to be $1.00 (the “Stated Value”).

    3. Dividends. When, as and if declared by the Board of Directors and to the extent permitted by the Michigan Business Corporation Act, the Company shall pay preferential dividends to the holders of shares of Series A Convertible Preferred Stock in the form of cash or additional shares of Series A Convertible Preferred Stock, at the Company’s election. Regardless of whether dividends are paid, dividends on each share of Series A Convertible Preferred Stock outstanding from time to time shall accrue on a quarterly basis at the rate of 3% per annum on the Stated Value of the shares of Series A Convertible Preferred Stock plus the amount of any accrued and unpaid dividends calculated from the Original Issue Date of such share through the most recently preceding Quarterly Dividend Reference Date. The “Quarterly Dividend Reference Dates” are each March 1, June 1, September 1 and December 1 occurring after the Original Issue Date and on or prior to the Conversion Date (as defined below). Dividends shall be paid only as and when declared by the Board of Directors to holders of record at the close of the

Quarterly Dividend Reference Dates with respect to which the dividend has been declared and cash or certificates for such dividend shall be distributed to such holders within ten (10) calendar days after such record date as the Board of Directors may establish. Dividends shall begin to accrue on shares of Series A Convertible Preferred Stock issued as dividends as of the day following the record date for their issuance regardless of the actual distribution of a certificate. All dividends that have been accrued but not declared shall continue to accrue and accumulate as provided herein. All dividends that have been accrued and declared shall be paid as provided herein and dividends on such shares shall begin to accrue as provided herein. Dividends under this Section 3 shall cease to accrue on the Conversion Date. The number of shares to be paid as a dividend pursuant to this Section 3 shall be rounded to the nearest whole share. All shares of Series A Convertible Preferred Stock issued in payment of dividends hereunder shall be deemed issued and outstanding on the applicable record date, and will thereupon be duly authorized, validly issued, fully paid and nonassessable and free and clear of all liens and charges. The Company shall at all times reserve for issuance 100,000 shares of Series A Convertible Preferred Stock to enable it to satisfy all dividends that may accrue hereunder. Dividends paid in shares of Series A Convertible Stock shall be delivered to the Holder within 30 days of each Quarterly Dividend Reference Date in either physical certificate form or via electronic delivery.

    4. Voting.

     a) Voting Rights. Except as otherwise expressly provided herein or as required by law, the holders of shares of Series A Convertible Preferred Stock shall not be entitled to voting rights. Upon conversion of the shares of Series A Convertible Preferred Stock by holders thereof into Common Stock, holders (to the extent of their Common Stock) shall be entitled to voting rights pertaining to the Common Stock received upon such conversion.

     b) Limitations on Corporate Actions. Notwithstanding anything to the contrary in Section 4.a) above, as long as any shares of Series A Convertible Preferred Stock are outstanding, the Company shall not, without the written consent or affirmative vote of the holders of no-less than sixty-six and two-thirds percent (66 2/3%) of the then-outstanding Stated Value of the Series A Convertible Preferred Stock consenting or voting (as the case may be) as a separate class from the Common Stock, either directly or by amendment, merger, consolidation or otherwise:

       i) amend its articles of incorporation in any manner that adversely affects the rights of the Holders;

       ii) alter or change adversely the voting or other powers, preferences, rights, privileges, or restrictions of the Series A Convertible Preferred Stock contained herein or alter or amend this Certificate of Designation;

       iii) increase the authorized number of shares of Preferred Stock or Series A Convertible Preferred Stock or reinstate or issue any other series of preferred stock; provided that the Company may increase the authorized number of shares of Preferred Stock in connection with, and may reinstate or issue, Junior Stock;

       iv) redeem, purchase or otherwise acquire directly or indirectly any Junior Stock or any shares pari passu with the Series A Convertible Preferred Stock;

       v) directly or indirectly pay or declare any dividend or make any distribution in respect of, any Junior Stock, or set aside any monies for the purchase or redemption (through a sinking fund or otherwise) of any Junior Stock or any shares pari passu with the Series A Convertible Preferred Stock;

       vi) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation (as defined in Section 5) senior to or otherwise pari passu with the Series A Convertible Preferred Stock; or

       vii) enter into any agreement with respect to any of the foregoing.

    5. Liquidation, Dissolution, or Winding-Down. In the event of a liquidation, dissolution or winding up of the Company, whether voluntary or involuntary (a “Liquidation”), the holders of shares of Series A Convertible Preferred Stock then outstanding shall be entitled to receive out of the available assets of the Company an amount on such date equal to the Stated Value of the shares of Series A Convertible Preferred Stock, plus the amount of any accrued and unpaid dividends as of such date, and any declared but unpaid dividends as of such date (collectively, the “Liquidation Preference”). Such payment shall be made before any payment shall be made or any assets distributed to the holders of any class or series of the Common Stock or any other class or series of the Company’s capital stock ranking junior as to liquidation rights to the Series A Convertible Preferred Stock. If upon any Liquidation the assets available for payment of the Liquidation Preference are insufficient to permit the payment to the holders of the shares of Series A Convertible Preferred Stock of the full preferential amounts described in this paragraph, then all the remaining available assets shall be distributed pro rata among the holders of the then outstanding shares of Series A Convertible Preferred Stock.

    6. Conversion. The holders of Series A Convertible Preferred Stock shall have the conversion rights as follows.

     a) Right to Convert. Each share of Series A Convertible Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the Original Issue Date, and without the payment of additional consideration by the holder thereof, into such number of fully-paid and nonassessable shares of Common Stock as is determined by dividing the Stated Value per share by theConversion Price in effect at the time of conversion. The “Conversion Price” per share shall be equal to the Stated Value per share, subject to adjustment as provided in Section 7. Shares of Series A Convertible Preferred Stock converted into Common Stock or redeemed in accordance with the terms hereof shall be canceled and shall not be reissued.

     b) Holders shall effect conversions by providing the Company with the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”). Each Notice of Conversion shall specify the number of shares of Series A Convertible Preferred Stock to be converted, the number of shares of Series A Convertible Preferred Stock owned prior to the conversion at issue, the number of shares of Series A Convertible Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the applicable Holder delivers such Notice of Conversion to the Company (such date, the “Conversion Date”). The Notice of Conversion shall be deemed to have been delivered (i) five (5) Business Days after being mailed by registered mail (return receipt requested and postage prepaid) to the recipient, (ii) one (1) Business Day after being sent by overnight courier (receipt confirmation requested) or (iii) if sent by facsimile transmission, on the date of such transmission, with a confirming copy deposited in the United States mail, postage prepaid. If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Company is deemed delivered hereunder. To effect conversions of shares of Series A Convertible Preferred Stock, a Holder shall not be required to surrender the certificate(s) representing such shares of Series A Convertible Preferred Stock to the Company unless all of the shares of Series A Convertible Preferred Stock represented thereby are so converted, in which case such Holder shall deliver the certificate representing such shares of Series A Convertible Preferred Stock promptly following the Conversion Date at issue.

Notwithstanding anything to the contrary contained herein, (i) if any conversion would result in the issuance by the Company of more the 20% of the issued and outstanding shares of Common Stock (prior to taking into account the conversion), and, (ii) if at the time of conversion, any exchange where the Common Stock is listed or quoted requires shareholder approval prior to the issuance of more than 20% of the issued and outstanding shares, then, prior to the issuance of any Common Stock that would exceed the 20% threshold, a shareholders meeting shall be convened to vote upon whether the Company may issue the shares above the 20% threshold.

     c) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series A Convertible Preferred Stock. Any fractional shares to which the holder would otherwise be entitled shall be rounded to the nearest whole share. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Convertible Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

     d) Mechanics of Conversion.

       i) Delivery of Certificate Upon Conversion. Not later than five (5) Trading Days after each Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the converting Holder a certificate or certificates representing the number of shares of Common Stock being acquired upon the conversion of shares of Series A Convertible Preferred Stock. If in the case of any Notice of Conversion such certificate or certificates are not delivered to or as directed by the applicable Holder by the fifth (5th) Trading Day after the Conversion Date, the applicable Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such certificate or certificates, to rescind such Conversion Notice by written notice to the Company, in which event the Company shall promptly return to such Holder any original Series A Convertible Preferred Stock certificate delivered to the Company and such Holder shall promptly return any Common Stock certificates representing the shares of Series A Convertible Preferred Stock tendered for conversion to the Company.

       ii) Obligation Absolute; Damages. The Company’s obligation to issue and deliver the Conversion Shares upon conversion of Series A Convertible Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by a Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such Holder or any other Person of any obligation to the Company; provided, however, that such delivery shall not operate as a waiver by the Company of any such action that the Company may have against such Holder. If the Company fails to deliver to a Holder such certificate or certificates pursuant to this Section on the fifth (5th) Trading Day after the Share Delivery Date applicable to such conversion, it shall be deemed to be an Event of Default, as defined below.

     e) Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Series A Convertible Preferred Stock, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holders of the Series A Convertible Preferred Stock, not less than such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions in the Securities Purchase Agreement) be issuable upon the conversion of all outstanding shares of Series A Convertible Preferred Stock. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

    7. Certain Adjustments.

     a) Stock Dividends and Stock Splits. If the Company, at any time while this Series A Convertible Preferred Stock is outstanding: (A) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any other Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of, or payment of a dividend on, this Series A Convertible Preferred Stock); (B) subdivides outstanding shares of Common Stock into a larger number of shares; (C) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares; or (D) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 7.a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

     b) Fundamental Transaction. If, at any time while the Series A Convertible Preferred Stock is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another Person, (ii) the Company effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, upon any subsequent conversion of this Series A Convertible Preferred Stock, the Holders shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the “Alternate Consideration”). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holders shall be given the same choice as to the Alternate Consideration the Holders receive upon any conversion of this Series A Convertible Preferred Stock following such Fundamental Transaction.

     c) Calculations. All calculations under this Section 7 shall be made to the nearest cent or the nearest whole share, as the case may be. For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock issued and outstanding.

     d) Notice to the Holders.

       i) Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 7, the Company shall promptly mail to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

       ii) Notice to Allow Conversion by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any shareholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Series A Convertible Preferred Stock, and shall cause to be delivered to each Holder at its last address as it shall appear upon the stock books of the Company, at least ten (10) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to convert the Series A Convertible Preferred Stock (or any part hereof) during the ten (10) day period commencing on the date of such notice through the effective date of the event triggering such notice.

    8. Preferred Put Option.

     a) Option. During the period beginning on the Put Commencement Date and terminating one hundred and eighty (180) days thereafter (the “Put Exercise Period”) a holder shall have the right and option on up to three (3) occasions (the “Preferred Put Option”), exercisable from time to time by written notice (the “Put Notice”) delivered to Company by registered mail, overnight courier or facsimile stating that the Holder intends to exercise its rights, to sell to Company and to cause Company to purchase from the Holder any or all shares of Series A Convertible Preferred Stock then held by the Holder, on an as-converted basis, for an aggregate purchase price equal to the Put Price. The number of as-converted shares (the “Put Shares”) shall be equal to the Stated Value per share divided by Conversion Price per share, multiplied by the number of shares of Series A Convertible Preferred Stock being put to the Company. The Put Notice shall also specify the Put Closing Date. The Put Notice shall be deemed to have been delivered (i) five (5) Business Days after being mailed by registered mail (return receipt requested and postage prepaid) to the recipient, (ii) one (1) Business Day after being sent by overnight courier (receipt confirmation requested) or (iii) if sent by facsimile transmission, on the date of such transmission, with a confirming copy deposited in the United States mail, postage prepaid. If a Holder fails to deliver a Put Notice during the Put Exercise Period, the Holder shall have forfeited the Preferred Put Option. Each time that a Holder exercises the Preferred Put Option, the number of Put Shares shall be at least ten percent (10%) of the shares of Series A Convertible Preferred Stock then held by the Holder.

     b) Elimination of the Preferred Put Option. After the SEC Effective Date, the Preferred Put Option shall be eliminated if the Company creates Shareholder Value. “Shareholder Value” is defined as the occurrence of one or both of the following: (i) if following the SEC Effective Date, within any rolling 90 trading day period (in which the Registration Statement is continuously effective) the average of the 30 highest Volume Weighted Average Prices (not required to be consecutive) of the Common Stock is greater than $2.21, or (ii) if following the SEC Effective Date, within any rolling 90 trading day period (in which the Registration Statement is continuously effective) the average Volume Weighted Average Price of the Common Stock for 20 consecutive trading days is greater than $2.21. For the avoidance of doubt, all of the days in the computation of (i) and (ii) above shall fall within a period when the Registration Statement is continuously effective.

     c) Acceleration of the Preferred Put Option. Upon the occurrence of an Event of Default, the Holder shall send a notice of default to Company. The notice of default shall include the default date. If the default is not cured within any applicable cure period, the Put Commencement Date shall accelerate to the later of (x) the default date specified in the notice if there is no cure period or (y) the last date of any applicable cure period.

     d) Put Price. For purposes hereof, with respect to each exercise of the Preferred Put Option, the term “Put Price” shall mean the Put Price Per Share multiplied by the number of Put Shares.

     e) Put Price Per Share. The “Put Price Per Share” shall be equal to the Market Price.

     f) Put Closing Date. The Holder shall fix the date (a “Put Closing Date”) for the exercise of a Preferred Put Option no earlier than ten (10) but not more than thirty (30) Business Days after the Put Notice is deemed to be delivered.

     g) Closing Deliveries. On the Put Closing Date, the Holder will deliver the certificates representing the Put Shares or deliver electronically (if physical delivery, duly endorsed for transfer by the Holder or accompanied by duly executed stock powers in blank) to Company, and Company shall deliver payment of the Put Price in cash by wire transfer of immediately available funds to an account at a bank designated by the Holder.

     h) Non-compliance. If the Company does not honor the Preferred Put Option and comply with the terms of this Section 8, interest shall be due and payable on the portion of the Put Price not paid at an annual rate of eighteen percent (18%) payable monthly in cash.

    9. Preferred Call Option.

     a) Option. During the period beginning on the Effective Date and terminating on September 30, 2011 (the “Call Exercise Period”) Company shall have the right and option (the “Preferred Call Option”), exercisable by written notice (the “Call Notice”) delivered to a Holder by registered mail, overnight courier or facsimile stating that Company intends to exercise its rights to purchase from the Holder and to cause the Holder to sell to Company all, but not less than all, of the shares of Series A Convertible Preferred Stock then held by the Holder on an as-converted basis, for an aggregate purchase price equal to the Call Price. The number of as-converted shares (the “Call Shares”) shall be equal to the Stated Value per share divided by the Conversion Price per share, multiplied by the number of shares Series A Convertible Preferred Stock being called by the Company (which shall not be less than all of the Series A Convertible Preferred Stock). The Call Notice shall also specify the Call Closing Date. The Call Notice shall be deemed to have been delivered (i) five (5) Business Days after being mailed by registered mail (return receipt requested and postage prepaid) to the recipient, (ii) one (1) Business Day after being sent by overnight courier (receipt confirmation requested) or (iii) if sent by facsimile transmission, on the date of such transmission, with a confirming copy deposited in the United States mail, postage prepaid. If Company fails to deliver a Call Notice during the Call Exercise Period, Company shall have forfeited the Preferred Call Option.

     b) Elimination of the Preferred Call Option. The Preferred Call Option shall be eliminated upon the earliest to occur of: (i) the Preferred Put Option is eliminated pursuant to Section 8.b), (ii) the Put Commencement Date is accelerated pursuant to Section 8.c), (iii) October 1, 2011, (iv) the Company’s execution of a letter of intent for a Business Combination, (v) the Company’s execution of definitive documents for a Business Combination and (vi) the Company’s public announcement (by press release, filing of a Current Report on Form 8-K or other similar means) that it intends to consummate a Business Combination.

     c) Call Price. For purposes hereof, the term “Call Price” shall mean the Call Price Per Share multiplied by the number of Call Shares.

     d) Call Price Per Share. If the Call Closing Date occurs during the period beginning on the Effective Date and ending on June 30, 2011, the Call Price Per Share shall be equal to the Market Price less ten percent (10%). If the Call Closing Date occurs during the period beginning on July 1, 2011 and ending on September 30, 2011, the Call Price Per Share shall be equal to the Market Price.

     e) Call Closing Date. Company shall fix the date (the “Call Closing Date”) for the exercise of the Preferred Call Option no earlier than ten (10) but not more than thirty (30) Business Days after the Call Notice is deemed to be delivered.

     f) Closing Deliveries. On the Call Closing Date, the Holder will deliver the certificates representing the Call Shares or deliver electronically (if physical delivery, duly endorsed for transfer by the Holder or accompanied by duly executed stock powers in blank) to Company, and Company shall deliver payment of the Call Price in cash by wire transfer of immediately available funds to an account at a bank designated by Company.

     g) Section 16 Compliance. Company shall not exercise the Preferred Call Option at any time that would result in the Holder incurring short swing profit liability to permit the recapture of profits by the Company pursuant to Section 16 of the Exchange Act involving an equity security in a transaction within a period of 6 months.

    10. Definitions. As used herein, the following terms shall have the following meanings:

    “Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled By or is Under Common Control With, such specified Person.

    “Bankruptcy Event” means any of the following events: (a) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof; (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within sixty (60) days after commencement; (c) the Company or any Significant Subsidiary thereof is adjudicated.

    “Business Combination” means any acquisition by the Company of substantially all of the outstanding shares or assets of a Person (including an unincorporated division or business) or the acquisition of substantially all of the outstanding shares or assets of the Company, in each case, whether by stock or asset purchase, merger, consolidation, share exchange or other business combination.

    “Business Day” means a day on which federally-chartered banks are open for business in Illinois and Michigan.

    “Common Stock” means the shares of common stock of the Company.

    “Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

    “Control” (including the terms “Controlled By” and “Under Common Control With”) means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a Person, whether through the ownership of voting securities or other interests, by contract or otherwise.

    “Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of the shares of Series A Convertible Preferred Stock in accordance with the terms hereof.

    “Effective Date” means the date of filing of this Certificate of Designations.

    “Event of Default” means the occurrence of any of the following (each an “Event of Default”):

     (a) From the Put Commencement Date until the earlier of (i) the expiration of the Put Exercise Period or (ii) the Company’s payment in full of the Put Obligations, if the Company violates one or more of the following covenants, and such violation is not cured by Company within ten (10) days of receipt of notice of the violation:

       (i) Company shall not enter into any agreement that would interfere with this Certificate of Designation (e.g. a loan agreement that restricts equity redemptions or dividends);

       (ii) Company shall not permit its unrestricted cash to fall below twenty percent (20%) of Shareholders Equity (as measured in the Company’s audited financial statements for Fiscal Year 2010). Company shall provide the Holder with a pro forma estimate of Shareholders Equity as June 30, 2010. For purposes of this paragraph, the proceeds of a Holder’s purchase of Series A Convertible Preferred Stock shall not be included within Shareholders’ Equity. After the Put Commencement Date, Company shall provide a certificate to the Holder within ten (10) days after the end of each calendar month certifying that Company is in compliance with the covenant contained in this paragraph; provided that the certificate shall be based on the Company’s pro forma estimate of Shareholders Equity as of June 30, 2010 (which shall be updated each month), until the audited financial statements for Fiscal Year 2010 have been prepared

       (iii) In addition to (a)(ii) above, as restrictions are lifted from any restricted cash on the Company’s balance sheet as reported in its quarterly report for the quarter ending December 31, 2009, an additional amount of cash shall be reserved for the purpose of honoring the Put Obligations, if and when the option is exercised by the Holder; provided that the cash reserved pursuant to subsection (a)(ii) together with the cash reserved pursuant to this subsection (a)(iii) shall not exceed the Put Obligations. If Shares are acquired after the Effective Date that are subject to either the Put Option or Preferred Put Option, then Holder shall notify the Company in writing (with the filing of Form 4’s with the SEC constituting sufficient notice), and the Company shall have two months to set aside sufficient cash to satisfy the Put Obligations with respect to these Shares, and the Company shall certify as to compliance with the foregoing in its monthly compliance certificates referred to in (ii) above. After achieving compliance with the cash set aside requirements in each instance, the Company shall thereafter maintain sufficient cash to satisfy 100% of the Put Obligations until the earlier of the expiration of the Put Exercise Period or the Company’s payment in full of the Put Obligations. If the Holder elects in writing not to exercise the Preferred Put Option, or if the Preferred Put Option expires in accordance with its terms, the Company shall be permitted to use this cash for any other operating purpose.

       (iv) After any Put Commencement Date, the Company shall maintain sufficient liquidity and cash resources to be able to honor the Preferred Put Option in compliance with Section 345 of the Michigan Business Corporation Act of 1972, as amended, or any other applicable successor statute; and

       (v) In lieu of maintaining the covenant contained in (ii) above, the Company may provide a letter of credit in the amount of the Put Price, that names the Holder as the account beneficiary, and in a form acceptable to the Holder exercising reasonable judgment, or otherwise establish a segregated and dedicated account containing an amount equal to the Put Price that is specially and exclusively reserved for the benefit of the Holder if and when it elects to exercise the Preferred Put Option.

     (b) Company fails to deliver to a Holder a certificate or certificates pursuant to a conversion request pursuant to Section 6(d)(ii) of this certificate within five (5) Trading Days after the Share Delivery Date, or the Company otherwise breaches this Certificate of Designation which breach is not cured by Company within ten (10) days of receipt of notice of breach;

     (c) Company becomes insolvent or generally fails to pay, or admits in writing its inability to pay debts as they become due, a petition under any section or chapter of the Bankruptcy Reform Act of 1978 or any similar law or regulation is filed by or against Company (provided, however, that if the filing of a Bankruptcy petition is involuntary, Company shall have 30 days from the date of filing to have said petition dismissed), or Company shall make an assignment for the benefit of creditors;

     (d) A judgment is entered by a court of competent jurisdiction against Company in excess of two million dollars ($2,000,000) which is not stayed or discharged within sixty (60) days, and the Company does not have sufficient cash on hand to honor the Preferred Put Option;

     (e) The Company becomes delinquent in its periodic reporting requirements under Section 13 of the Exchange Act that has the effect to bar any prospective selling shareholder from reliance on Rule 144 of the Securities Act or to preclude the use of an effective Registration Statement; or

     (f) The Common Shares are delisted from a national securities exchange, NASDAQ, or fail to be quoted on the OTC Bulletin Board.

    “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, or any similar successor statute.

    “Fiscal Year 2010” means the fiscal year of the Company ending on June 30, 2010.

    “Holder” means a holder of Series A Convertible Preferred Stock.

    “Junior Stock” means the Common Stock and all other securities of the Company, including Common Stock Equivalents of the Company other than those securities which are explicitly senior or pari passu to the Series A Convertible Preferred Stock in dividend rights or liquidation preference.

    “Market Price” means the volume weighted average of the closing prices during a 30 calendar day period immediately preceding the Effective Date of a share of the Company’s capital stock on the principal United States securities exchange registered under the Exchange Act on which such stock is listed.

    “Original Issue Date” means the date the Company initially issues the shares of Series A Convertible Preferred Stock, regardless of the number of times transfer of such share is made on the stock records maintained by or for the Company and regardless of the number of certificates which may be issued to evidence such shares.

“Person” means any individual, corporation, partnership, association, limited liability company, trust, estate, or other entity.

    “Put Commencement Date” means October 1, 2011 (subject to acceleration pursuant to Section 8.c)).

    “Put Obligations” means Company’s obligations under the Preferred Put Option plus the put option held by the Holder on Common Stock.

    “Registration Statement” means any registration statement of the Company under the Securities Act, including any amendment thereto, required to be filed by the Company with respect to the Conversion Shares.

    “Rule 144” means Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit a holder of any securities to sell securities of the Company to the public without registration under the Securities Act.

    “SEC” means the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

    “SEC Effective Date” means the date a Registration Statement is declared effective by the SEC.

    “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute.

    “Shareholders’ Equity” means shareholders equity as defined by Generally Accepted Accounting Principles and as reported on the Company’s audited financial statements prepared in accordance with past practices.

    “Subsidiary” means any corporation, association, partnership, limited liability company or other business entity of which more than fifty percent (50%) of the total voting power is, at the time, owned or controlled, directly or indirectly, by the Company or one or more of the other Subsidiaries of the Company or a combination thereof.

    “Trading Day” means a day on which the Common Stock is traded on a Trading Market.

    “Trading Market” means the following exchanges on which the Common Stock is listed for trading on the date in question: the New York Stock Exchange, the Nasdaq Capital Market or the Nasdaq Global Market, the NYSE Amex, the OTCBB, or Pink Sheets.

    “Volume Weighted Average Price” or “VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the principal trading market during the period beginning at 9:30:01 am., New York City time (or such other time as the principal trading market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York City time (or such other time as the principal trading market publicly announces is the official close of trading) as reported by the Reporting Service (as defined below) through its ‘Volume at Price’ functions, or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York City time (or such other time as the principal trading market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York City time (or such other time as the principal trading market publicly announces is the official close of trading), as reported by the Reporting Service, or, if no dollar volume-weighted average price is reported for such security by the Reporting Service for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Volume Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Volume Weighted Average Price of such security on such date shall be the fair market value as determined by the Company and the Holder. For purposes of this section, “Reporting Service” means Bloomberg LP or if that service is not then reporting the relevant information regarding the common stock, a comparable reporting service of national reputation selected by the Holder and the Company.

    IN WITNESS WHEREOF, this Certificate of Designations has been executed by a duly authorized officer of the Company on this ___th day of               ,               .

United American Healthcare Corporation, a Michigan corporation
By:
William C. Brooks, President and
Chief Executive Officer

ANNEX A

NOTICE OF CONVERSION

(TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO CONVERT
SHARES
OF SERIES A PREFERRED STOCK)

The undersigned hereby elects to convert the number of shares of Series A Convertible Preferred Stock indicated below into shares of common stock, $.001 par value per share (the “Common Stock”), of United American Healthcare Corporation, a Michigan corporation (the "Company”), according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as may be required by the Company in accordance with the Certificate of Designation. No fee will be charged to the Holders for any conversion, except for any such transfer taxes.

Conversion calculations:

Date to Effect Conversion:

Number of shares of Series A Convertible Preferred Stock owned prior to Conversion:

Number of shares of Series A Convertible Preferred Stock to be Converted:

Stated Value of shares of Series A Convertible Preferred Stock to be Converted:

Applicable Conversion Price:

Number of shares of Preferred Stock subsequent to Conversion:

[HOLDER]

Name:
Title:

A-16